UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-16(i)(1) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 24, 2009

    The Annual Meeting of Shareholders of The Steak n Shake Company (the “Company”) will be held on April 24, 2009 at the Conrad Hotel, 50 West Washington Street Indianapolis, Indiana, in the Vienna Ballroom - 2nd Floor beginning at 1:30 p.m. Eastern Standard Time.  To ensure that all interested parties are accommodated, the Company asks that shareholders, and members of the media who plan to attend to please email their reservation at rsvp@steaknshake.com.

The meeting will address the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified;
2.
To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year ending September 30, 2009;

3.	To approve the 2009 Employee Stock Purchase Plan;
4.	To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on February 25, 2009 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

Your vote is important, regardless of the number of shares you own.  If you do not attend the meeting to vote in person, your vote will not be counted unless a proxy representing your shares is presented at the meeting.

To ensure that your shares will be voted at the meeting, please promptly vote in one of these ways:

•	Go to www.proxyvote.com shown on your proxy card and vote via the Internet;
•	You may vote by touchtone telephone by calling 1-800-690-6903 (this call is toll-free in the United States); or
•	MARK, SIGN, DATE AND PROMPTLY RETURN your proxy card in the postage-paid envelope.

If you do attend the meeting, you may revoke your proxy and vote by ballot.

By Order of the Board of Directors,
Sardar Biglari, Chairman and Chief Executive Officer

April 3, 2009
Indianapolis, Indiana

THE STEAK N SHAKE COMPANY
500 Century Building
36 South Pennsylvania Street
Indianapolis, Indiana 46204
(317) 633-4100

PROXY STATEMENT
For the Annual Meeting of Shareholders
To be held April 24, 2009

    This proxy statement and the accompanying proxy card are being furnished to the shareholders of The Steak n Shake Company (“we,” “us,” “our” or the “Company”) in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held at the Conrad Hotel, 50 West Washington Street Indianapolis, Indiana, in the Vienna Ballroom - 2nd Floor on April 24, 2009 at 1:30 p.m., Eastern Standard Time, and at any adjournment thereof.

VOTING RELATED INFORMATION

    These materials supercede the Notice of Internet Availability of Proxy Materials mailed to you on March 13, 2009.  Disregard those materials.  If you voted using those materials you must vote again with what we provide here.

    This proxy statement and the other materials enclosed with it were mailed on or about April 3, 2009, to all shareholders of record and street name holders as of the close of business on February 25, 2009.  The Notice instructs you as to how you may submit your proxy to vote at the annual meeting.

    Our Annual Report to Shareholders for fiscal 2008, which consists of our Annual Report on Form 10-K, as supplemented by Form 10-K/A, for the year ended September 24, 2008, is also included.  The Annual Report to Shareholders is not to be considered as part of the proxy solicitation materials or as having been incorporated by reference.

Voting Procedures

    Depending on whether you hold your shares directly as a “shareholder of record” or you hold your shares as a “street name” holder, there are several methods you can choose from to cast your vote.

    If you are a “shareholder of record”, you can vote your proxy in any one of these methods:

•	Go to www.proxyvote.com shown on the Notice or your proxy card and vote via the Internet;

•	You may vote by touchtone telephone by calling 1-800-690-6903 (this call is toll-free in the United States); or

•
Mark, sign, date and promptly return your proxy card in the postage-paid envelope.  The shares represented will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board on that proposal.

    You will need to have the Notice or your proxy card available when voting via the Internet or by telephone.  Therefore, please follow the specific instructions set forth on the Notice or proxy card.  For security purposes, our electronic voting system has been designed to authenticate your identity as a shareholder of our common stock.  These methods are convenient and save us significant postage and processing expense.  In addition, when you vote via the Internet or by telephone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

    If you hold your shares as a “street name” holder, your broker/bank/custodian/nominee will provide you with materials and instructions for voting your shares.

    The record date for the meeting is February 25, 2009.  At the close of business on that date, we had 28,788,469 shares of common stock that were issued and outstanding and are entitled to vote at the meeting.

Actions To Be Taken At The Annual Meeting

    The Board of Directors recommends a vote “FOR” the election of the five director nominees named in this proxy statement, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2009 fiscal year,  and “FOR” the approval of the 2009 Employee Stock Purchase Plan.

Revoking Your Proxy

Shares Held by Shareholders of Record

    If your shares are held in your name, whether you vote by mail, the Internet or telephone, you may later revoke your proxy by delivering a written statement to that effect to our Assistant Secretary prior to the date of the annual meeting, by a later-dated electronic vote via the Internet or by telephone, by submitting a properly signed proxy with a later date or by voting in person at the annual meeting.

Shares Held in “Street Name” Through A Bank or Broker

    If you hold your shares through a bank or broker, the methods available to you to revoke your proxy are determined by your bank or broker, so please see the instructions provided by your bank or broker.

Quorum And Required Votes

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting.  In deciding all matters presented for approval, a holder of our common stock is entitled to one vote, in person or by proxy, for each share registered in his/her/its name on the record date.  Directors are elected by a plurality of the votes cast by the holders of the shares of common stock represented at the meeting, which means that the director nominees receiving the most “for” votes will be elected up to the maximum number of directors to be elected at the annual meeting.  Broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in the nominee receiving fewer votes; however, it will not affect the outcome of the election.  Approval of the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm will occur if it receives more votes cast in its favor than are cast in opposition to it.  Abstentions and broker non-votes with respect to this proposal will not be counted as votes for or against it.  The approval of the 2009 Employee Stock Purchase Plan will require that the number of votes cast on such proposal represent more than 50% of the votes entitled to be cast, and a majority of the votes cast must vote in favor of such proposal, in accordance with the listing standards of the New York Stock Exchange.  Abstentions with respect to this proposal will be counted as votes cast and will have the same effect as a vote against this proposal.  Broker non-votes will not be considered as votes cast on this proposal but could affect the requirement that the number of votes cast on such proposal represent more than 50% of the votes entitled to be cast.

Proxy Solicitation Agent

    To assist us in securing the presence of a quorum to transact business at the meeting we have engaged Morrow & Co., LLC, as our proxy solicitation agent.  Morrow & Co., LLC, will be paid a fee of $5,000 plus $5.00 for each shareholder solicited for a proxy and will be reimbursed for disbursements made on our behalf.  You may obtain information from Morrow & Co., LLC as follows:  470 West Avenue—3rd Floor, Stamford CT 06902; banks and brokerage firms, please call (203) 658-9400; shareholders please call (800) 607-0088.

Interests Of Certain Persons In Matters To Be Acted Upon

    All persons standing for election as director were nominated by the Nominating/Corporate Governance Committee of the Board of Directors.  No nominee is being proposed for election pursuant to any agreement or understanding with us.

Confidential Voting Policy

    It is our policy that any proxy, ballot or other voting material that identifies the particular shareholder’s vote and contains the shareholder’s request for confidential treatment will be kept confidential, except in the event of a contested proxy solicitation or as may be required by law.  We may be informed whether or not a particular shareholder has voted and will have access to any comment written on a proxy, ballot or other material and to the identity of the commenting shareholder.  The inspectors of election at the annual meeting will be independent parties unaffiliated with the Company.

OWNERSHIP OF COMMON STOCK

    The following table shows as of February 25, 2009, the number and percentage of outstanding shares of our common stock beneficially owned by each person or entity known to be the beneficial owner of more than 5% of our common stock:

Name & Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	1,849,800	(1)	6.4%
The Lion Fund, L.P. 9311 San Pedro Ave. Suite 1440 San Antonio, TX 78216	3,755,725	(2)	13.1%
HBK Master Fund, L.P. HBK Investments L.P. 300 Crescent Ct. Suite 700 Dallas, TX 75201	2,703,726	(3)	9.4%
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	2,006,041	(4)	7.0%
Barclay’s Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	2,002,235	(5)	7.0%

(1)
This information was supplied on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2009.  These securities are owned by various individual and institutional investors including T. Rowe Price Associates, Inc. ("Price Associates") which serves as investment advisor with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
This information was supplied on a Schedule 13D/A filed with the SEC on June 4, 2008.  The Lion Fund, L.P., Biglari Capital Corp., Western Acquisitions, L.P., Western Investments, Inc., Sardar Biglari, Western Sizzlin Corp., and Philip Cooley share voting power over the shares.  Various individual investors have dispositive power over certain amounts of the securities.

(3)
This information was supplied on a Schedule 13D/A filed with the SEC on July 3, 2007.  HBK Master Fund L.P., HBK Fund L.P., HBK Investments L.P., HBK Services LLC, HBK Partners II L.P., HBK Management LLC, LSF5 Indy Investments, LLC, LSF5 Indy Holdings, LLC, LSF5 REOC VII, L.P., LSF5 GenPar VII, LLC, Lone Star Fund V (U.S.), Lone Star Partners V, L.P., Lone Star Management Co. V, Ltd., John P. Grayken, and Robert J. Stetson, share voting power over the shares.

(4)	This information was obtained from a Schedule 13G filed with the SEC on February 9, 2009.

(5)
This information was obtained from a Schedule 13G/A filed with the SEC on February 5, 2009.  Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, share voting power over the shares.

    The following table shows the total number of shares of our common stock beneficially owned as of February 25, 2009 and the percentage of outstanding shares for (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers, as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Sardar Biglari	3,755,725	(2)	13.1%
Jeffrey Blade	14,900	(3)	*
Philip Cooley	66,123	(4)	*
Duane E. Geiger	77,451	(5)	*
Alan B. Gilman	364,846	(6)	1.3%
Omar Janjua	49,425	(7)	*
Wayne L. Kelley	60,770	(8)	*
David C. Milne	9,109		*
Thomas Murrill	—	(9)	—
Ruth J. Person	18,373	(10)	*
William J. Regan, Jr.	4,961		*
J. Fred Risk	67,502	(11)	*
John W. Ryan	27,564	(12)	*
Steven Schiller	—	(13)	—
Steven M. Schmidt	14,821	(14)	*
Edward Wilhelm	11,571	(15)	*
All directors and executive officers as a group (17 persons)	4,560,041	(16)	15.8%

*Less than 1%.

(1)	Includes shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

(2)	See footnote (2) to the table on page 4.

(3)	This information was taken from the last Form 4 Mr. Blade filed with the Securities and Exchange Commission.

(4)	Includes 11,000 shares by Dr. Cooley's spouse.

(5)	Includes 38,393 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

(6)	This information was taken from the last Form 4 Mr. Gilman filed with the SEC.

(7)	Includes 14,025 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

(8)	Includes 13,250 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

(9)	This information was taken from the last Form 4 Mr. Murrill filed with the SEC.

(10)	Includes 11,250 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

(11)
Includes 11,250 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.  Also includes 723 shares held by Mr. Risk’s spouse, regarding which he disclaims beneficial ownership.

(12)	Includes 11,250 shares that may be acquired pursuant to stock options exercisable within 60 days after the record date.

(13)	This information was taken from the last Form 4 Mr. Schiller filed with the SEC.

(14)	Includes 10,250 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

(15)	Includes 5,000 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

(16)	Includes 114,668 shares that may be acquired pursuant to stock options exercisable within 60 days of the record date.

CORPORATE GOVERNANCE

Director Independence

    The Board has determined that all of the nominees, other than Mr. Biglari, are “independent” within the meaning of the listing standards of the New York Stock Exchange because none of those nominees has, directly or indirectly, any material relationship with the Company.  The Board has made these determinations after considering the following:

1)
None of the independent nominees is our officer or employee or an officer or employee of our subsidiaries or affiliates, nor has been such an officer or employee within the prior three years; further, no immediate family member of the independent nominees is, or has been in the past three years, an executive officer of the Company.

2)
None of the independent nominees has received, nor has an immediate family member of such nominees received, during any twelve month period in the last three years, more than $120,000 in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service.

3)	None of the independent nominees or any member of their immediate family is or within the past five years has been affiliated with Deloitte & Touche LLP.

4)
None of the independent nominees or any member of their immediate family have within the last three years been employed as an executive officer of another company on whose compensation committee one of our present executive officers served.

5)
None of the independent nominees is a current employee or has an immediate family member who is a current executive officer of a company that in any of the last three fiscal years has done business with us in an amount in excess of $1 million or 2% of such other company’s consolidated gross revenues.

6)
None of the independent nominees serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which, in any of the last three fiscal years, we or our subsidiaries made charitable contributions or payments in any single fiscal year in excess of $1 million or 2% of the organization’s consolidated gross revenues.

Committees and Meetings of the Board of Directors

    The Board of Directors held 16 meetings during fiscal 2008.  The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee.  A description of the responsibilities of each of the standing committees follows.

Audit Committee

    The Audit Committee, among other duties, serves in an oversight role intended to ensure the integrity and objectivity of our financial reporting processes.  It operates under a written charter which was approved by the Board, a copy of which is available at our web site (www.steaknshake.com) or by written request to the Assistant Corporate Secretary at the address on the first page of this proxy statement.  The Committee meets with representatives of management and the independent registered public accounting firm to review matters of a material nature related to auditing, financial reporting, internal accounting controls and audit results.  The Audit Committee is also responsible for making determinations regarding the independence and selection of our independent registered public accounting firm.  See “Report of the Audit Committee” below.  In addition, as set forth in the Audit Committee charter, the Board has delegated to the Committee the responsibility to review, ratify and approve any related person transactions.  During fiscal 2008, the Audit Committee met nine times.  Mr. Wilhelm served as Chairman of the Audit Committee and Mr. Risk and Dr. Cooley served as members.  Each member of the Audit Committee is “independent” as that term is defined in Rule 10A-3 of the Exchange Act and the listing standards of the New York Stock Exchange.  In addition, the Board of Directors has determined that all members of the Committee qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Compensation Committee

    The Compensation Committee is charged with establishing the compensation for our Chief Executive Officer and the other executive officers, as well as administering our incentive and equity-based compensation plans.  It also makes determinations and recommendations to the Board of Directors regarding personnel policies and employee benefit plans, and administers our 401(k) Savings Plan and Nonqualified Deferred Compensation Plan.  See “Report of the Compensation Committee” below.  The Compensation Committee met 12 times during fiscal 2008.  Mr. Schmidt served as Chairman of the Compensation Committee and Drs. Person, Cooley and Ryan were its members.  Each member of the Committee is “independent” as that term is defined in the listing standards of the New York Stock Exchange.  The Committee operates under a written charter approved by the Board of Directors, a copy of which is available on our web site (www.steaknshake.com) or by written request to the Corporate Secretary at the address on the first page of this proxy statement.

    For information on the role of the Chief Executive Officer in setting the compensation of our other executive officers and the role of any third party compensation consultant retained by the Committee, see “Compensation Discussion and Analysis - Executive Compensation Philosophy.”

During fiscal 2008:

o	None of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;

o	None of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and

o	None of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as our director.

Nominating/Corporate Governance Committee

    The Nominating/Corporate Governance Committee is charged with making recommendations regarding the nomination of appropriate individuals for election to the Board of Directors, overseeing our Corporate Governance Guidelines and Code of Business Conduct and Ethics, allocating Board resources to various committees and evaluating the performance of the Board, its Committees and its individual members.  Dr. Ryan was  the Chairman of the Committee and Dr. Person and Mr. Risk served on the Committee.  During fiscal 2008, the Committee met six times.  The Committee operates under a written charter that was approved by the Board of Directors, a copy of which may be obtained on our web site (www.steaknshake.com) or by written request to the Corporate Secretary at the address on the first page of this proxy statement.  Each member of the Committee is “independent” as that term is defined in the listing standards of the New York Stock Exchange.

    Our Corporate Governance Guidelines are available on our web site at www.steaknshake.com.  Shareholders may also obtain a copy free of charge by directing a request to the Assistant Corporate Secretary at the address on the first page of this proxy statement.

Nominations for Director

    The Nominating/Corporate Governance Committee identifies nominees for director from various sources, including, without limitation, its members, other directors, senior management, shareholders and third party consultants.  Candidates are evaluated based on their credentials and the needs of the Board.  Of particular importance are the candidate's experience, judgment, integrity, ability to make independent inquiries, understanding of our business environment and willingness and ability to devote adequate time to Board activities.  The Nominating/Corporate Governance Committee will also identify nominees who meet specific objectives in terms of the composition of the Board, such as financial, marketing or restaurant/retail expertise, and may take into account such factors as geographic, occupational, gender, race and age diversity.

    Shareholders who wish to recommend to the Nominating/Corporate Governance Committee a candidate for election to the Board of Directors at the annual meeting should send their suggestions to the Assistant Corporate Secretary at the address shown on the first page of this proxy statement.  The Assistant Corporate Secretary will promptly forward all such letters to the members of the Committee.  In order for director nominations to be properly brought before an annual meeting by a shareholder, timely notice must be given by the shareholder to the Assistant Corporate Secretary.  To be timely, the notice must be delivered at the above address not less than 120 days prior to the date we mailed proxy materials for the preceding year's annual meeting.

    Nominations for directors must include the following information: (i) a statement of the nominee’s qualifications; (ii) all information required to be disclosed in the solicitation of proxies for elections of directors pursuant to Regulation 14A of the Exchange Act; (iii) the name and address of the shareholder making the nomination; (iv) a representation that the shareholder is a holder of our common stock and intends to appear at the meeting to make the nomination; (v) a description of all arrangements or understandings among the shareholder and the nominee; and (vi) the written consent of the nominee to serve as a director if so elected.  Other than the submission requirements set forth above, there are no differences in the manner in which the Nominating/Corporate Governance Committee evaluates a nominee for director recommended by a shareholder.

Miscellaneous

    During fiscal 2008, no director attended less than 75% in the aggregate of:  (i) the total meetings of the Board of Directors, and (ii) the total number of meetings held by all Board committees on which he or she served.  Directors are expected to attend the annual meeting of shareholders, and all attended the 2008 annual meeting.

    Pursuant to the listing requirements of the New York Stock Exchange, the non-management directors met without management in seven executive sessions during fiscal 2008.  These sessions are chaired by the Lead Outside Director, currently Mr. Risk.  Interested parties may communicate directly with the Lead Outside Director, or with the non-management directors as a group via letter directed to the Lead Outside Director or the non-management directors at the address shown on the first page of this proxy statement.  As Mr. Risk is not standing for reelection, the non-management directors are expected to appoint his successor following the annual meeting.

Code of Business Conduct and Ethics

    We have a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, as well as all officers, directors and employees.  A copy of the Code of Business Conduct and Ethics can be obtained without charge on our web site (www.steaknshake.com) or by written request to the Assistant Corporate Secretary at the address on the first page of this proxy statement.  If we make any substantive amendment to, or grant any waiver of a provision of the code, we will disclose the nature of such amendment or waiver via our web site or in a Current Report on Form 8-K.

Shareholder Communications with the Board

    The Board has implemented a process by which our shareholders and other interested parties may send communications to the Board's attention.  Any shareholder or interested party desiring to communicate with the Board or any of its members should communicate in a writing addressed to the Board, or specified directors, directed to the Assistant Corporate Secretary at the address shown on the first page of this proxy statement.  The Secretary has been instructed by the Board to promptly forward all such communications to the specified addressees thereof.

Stock Ownership Philosophy

    The Board of Directors believes that stock ownership aligns interests properly between the Company’s leadership and Shareholders.  Thus, the Board encourages its members to hold a personally meaningful interest in the Company’s common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act sets forth certain filing requirements relating to securities ownership by directors, executive officers and ten percent shareholders of a publicly held company.  To our knowledge, based on the representations of our directors and executive officers and copies of their respective reports filed with the Securities and Exchange Commission, all filing requirements were satisfied by each such person during fiscal 2008.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy Regarding Related Person Transactions

    The policy of the Board is for it, or one of its committees, to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction. Any Board member who has any interest (actual or perceived) will not be involved in the consideration.

    For purposes of the policy, a “related person transaction” is any transaction, arrangement or relationship in which we are a participant, the related person (defined below) had, has or will have a direct or indirect material interest and the aggregate amount involved is expected to exceed $120,000 in any calendar year.  “Related person” includes (a) any person who is or was (at any time during the last fiscal year) an officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or has a greater than 5% beneficial ownership interest.

    In determining whether a related person transaction will be approved or ratified, the Board, or committee, may consider factors such as (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to us; and (e) the aggregate value of the transaction.

Kelley Employment Agreement

    During a portion of fiscal 2008 Mr. Kelley received compensation under an employment agreement.  He received an annual salary of $75,000, regular employee benefits provided to other employees at his level and had the use of a Chrysler Pacifica minivan or similar vehicle.  Mr. Kelley and the Company terminated this employment agreement on March 12, 2008 when he became Interim Chairman and Chief Executive Officer of the Company.  Mr. Kelley resigned from the Board of Directors on March 22, 2009.

Reimbursement of Proxy Fees

    On August 6, 2008, our Board of Directors agreed to reimburse Western Sizzlin Corporation (“Western Sizzlin”) and The Lion Fund, LP (“Lion Fund”) for a portion of the expenses related to the successful proxy contest they conducted at the 2008 annual meeting.  The amount reimbursed was $500,000.  Mr. Biglari serves as the Chairman and Chief Executive Officer of both Western Sizzlin and the Lion Fund.  Dr. Cooley is a director and shareholder of Western Sizzlin and a shareholder and advisory director of the Lion Fund.  Mr. Biglari and Dr. Cooley abstained from voting on this issue.

1.	ELECTION OF DIRECTORS

    Although the Company currently has eight directors, three  incumbents,  Mr. Wilhelm, Mr. Schmidt and Mr. Risk, are not standing for reelection.  Accordingly, five  directors will be elected to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified.  All of the nominees for director are currently directors.  Two of the nominees were first elected at the 2008 annual meeting of shareholders, while Mr. Regan was appointed a director by our full Board of Directors on November 10, 2008.

    If any of the nominees named below is not available to serve as a director at the time of the annual meeting (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, acts to reduce the number of directors.

    The nominees are listed below, along with their age, tenure as director and business background for at least the last five years.  There are no family relationships, of first cousins or closer, among our directors and executive officers by blood, marriage or adoption.

Name	Age	Director Since	Business Experience
Sardar Biglari	31	2008
Chairman and Chief Executive Officer of the Company; Chairman and Chief Executive Officer of Biglari Capital, the general partner of the Lion Fund, L.P. (“Lion Fund”), a private investment fund, since its inception in 2000.  He has also served as the Chairman of the Board of Western Sizzlin Corp. (“Western Sizzlin”), a steak and buffet restaurant chain operating and franchising restaurants, since March 2006 and as its Chief Executive Officer and President since May 2007.

Philip Cooley	65	2008
Prassel Distinguished Professor of Business at Trinity University, San Antonio, Texas, since 1985.  Served as an advisory director of Biglari Capital since 2000 and as Vice Chairman of the Board of Western Sizzlin since March 2006; Director of the Consumer Credit Counseling Service of Greater San Antonio and the Financial Management Association and the Eastern Finance Association.

Ruth J. Person	63	2002
Chancellor and Professor of Management, University of Michigan-Flint; Former Chancellor, Indiana University Kokomo and Professor of Management from 1999 through 2008; President, American Association of University Administrators 2003 through 2004; Former President, Board of Directors, Workforce Development Strategies, Inc.; Former Member, Key Bank Advisory Board – Central Indiana.

William J. Regan, Jr.	62	2008
Private Investor; Chief Financial Officer, California Independent System Operator Corporation from June 1999 until retirement in April 2008; Director of the Consumer Credit Counseling Service of Greater San Antonio.  Formerly held senior financial positions at Entergy Corporation, United Services Automobile Association (USAA), and American Natural Resources.

John W. Ryan	79	1996	Private Investor; Chancellor of the State University of New York systems from 1996 through 1999; President of Indiana University from 1971 through 1987.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

REPORT OF THE COMPENSATION COMMITTEE

    The compensation of the Company’s executive officers is determined by the Compensation Committee of the Board of Directors, which is comprised of the persons identified below.  We have reviewed and discussed with management the Compensation Discussion and Analysis that follows this report.  Based on our review and discussions with management, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2008 and in this proxy statement.

The foregoing report is respectfully submitted by the members of the Compensation Committee:

Steven Schmidt, Chairman, and Drs. Ruth J. Person, John W. Ryan and Philip Cooley.

COMPENSATION DISCUSSION AND ANALYSIS
    This Compensation Discussion and Analysis is designed to provide shareholders with a better understanding of our compensation philosophy, core principles, and decision making process.  It explains the compensation-related actions taken with respect to the executive officers who are identified in the Summary Compensation Table (the “Named Executive Officers”).  We have separated the discussion into two major parts given that our compensation philosophy will be different in 2009 than it had been previously.  Details regarding the compensation we paid to the Named Executive Officers for fiscal 2008 are found in the tables and narrative which follows them.

Compensation Philosophy—2009 and Forward

Introduction

    Our compensation programs are designed to motivate all our executives and employees.  Decisions with respect to executive compensation are made by the Compensation Committee of the Board of Directors on an individual basis, based upon a number of factors, including the provisions of any existing employment contract with an executive, evaluation of the executive’s performance, and the performance of the Company.

    The principal components of the Company’s executive compensation program for 2009 and forward are salary and bonus.  We will no longer routinely issue stock grants and stock options.  However, on a select basis we may grant stock and stock options as we deem necessary. Our Compensation Committee may delegate to our Chief Executive Officer the authority, within pre-existing guidelines established by the Compensation Committee, to approve awards of equity-based compensation under established plans to employees. For our executive officers, the Compensation Committee reviews the recommendations of the Chief Executive Officer, with which it generally finds approval.

    The Compensation Committee believes that each executive’s overall remuneration should reflect his or her performance over time, and a mix of salary and bonus is used to achieve that goal.  Compensation will be related to activities that are within the executives’ domain.

Role of the Compensation Committee

    The Committee determines the amounts and elements of compensation for our Chairman and Chief Executive Officer. For other executive officers, it reviews the recommendations of the Chief Executive Officer, with which it generally finds approval. The Committee’s function is more fully described in its charter, which is available at www.steaknshake.com under the Investor Relations section.

Compensation of Named Executive Officers

    In addition to considering the Company’s compensation policies generally, the Committee reviews executive compensation and concentrates on the compensation packages for the Chairman and Chief Executive Officer, believing that they are critical in determining the continued success of the Company. Sardar Biglari, our Chairman and Chief Executive Officer, does not have an employment agreement.

    The base salary of Mr. Biglari has been set at $280,000 since his joining the Company in fiscal 2008.  Mr. Biglari has declined to receive any stock grants or options. The Committee has also noted that Mr. Biglari, through related entities, has significant economic interests in shareholdings of the Company, which further align their interests with the Company’s shareholders.

    Salaries for other Named Executive Officers in 2009 are either based upon prior employment agreements or upon the recommendation of Mr. Biglari.

    Our rationale behind performance-based bonus incentive compensation is rooted in our desire to reward our executive officers for exceeding targets in free cash flow and return on invested capital.  In 2009 our executive officers, including Named Executive Officers will be eligible for cash bonus through individual bonus arrangements based on the overall financial performance of the Company as well as their respective areas of responsibility. The bonus arrangements for 2009 were approved by our Compensation Committee and are intended to provide our executive officers with the opportunity to earn a cash bonus for the fiscal year when we increase our free cash flow above a pre-determined minimum target.  An executive officer will be paid the cash incentive only if, and to the degree, we meet the specified objectives.

    Bonus criteria were approved by the Committee based upon the recommendation of Mr. Biglari. To be eligible for the annual bonus, the individual must be employed by the Company at the time bonus checks are issued.  The individual performance modifier may result in further modification of the bonus payout.  Mr. Biglari has been delegated the authority to make these modifications.  The Compensation Committee reviews final bonus recommendations from Mr. Biglari with which it generally finds approval.

Conclusion

    The Compensation Committee believes that each element of compensation and the total compensation provided to each of its named executive officers is reasonable and appropriate. The value of the compensation payable to the named executive officers is significantly tied to the Company’s performance.

Compensation Philosophy—2008

    All decisions relating to the compensation of the Named Executive Officers were made by the Compensation Committee in executive session, without management present.  In assessing the compensation of the Chief Executive Officer, the Compensation Committee made a qualitative assessment of our performance, his contribution to that performance, his expected performance in the future, and other factors (including tenure and experience, retention concerns, historical compensation and the relationship of his compensation to other executives in the Company).  In evaluating the performance of other executive officers, the Compensation Committee considered the evaluations provided by the Chief Executive Officer, the Company’s performance, individual performance, department performance and other criteria that the Committee believes to be indicative of performance.

    As a general matter, over 50% of targeted annual compensation to executive officers takes the form of performance-dependent, incentive cash and equity programs.  We believed that putting a significant portion of compensation at risk provides an incentive to perform at the highest level and more closely aligned the executives’ perspective with that of our shareholders.

    As part of making any compensation decision, the Compensation Committee reviewed market compensation levels for executive officers at other restaurant companies (for positions that are unique to our industry) or similarly-sized companies (for other positions) to determine whether the compensation components for our executive officers remain in the targeted ranges described in the following paragraph.  With the assistance of our Human Resources department and a third party compensation consultant, management collected and presented compensation data for our executive officers, including the Named Executive Officers.  Information regarding the restaurant industry was obtained from the Chain Restaurant Compensation Association and the Committee’s consultant.  Information regarding the compensation for executives at similarly-sized companies was obtained from the Committee’s consultant and from published compensation surveys.  The compensation surveys provided data on pay practices for executive positions at companies with similar revenue size, although they did not provide names of the reported companies.  The compensation assessment that was presented to the Compensation Committee included an evaluation of base salary, target annual incentive opportunities, long-term incentive grant values, and benefits for each executive officers relative to similar positions in the market.

    The Compensation Committee set total targeted compensation for executives who held positions unique to the restaurant industry (such as EVP of Operations) between the 50thand 75thpercentiles of a set of restaurant companies of similar size.  For other executive positions, where both restaurant and general industry pay levels are relevant for staffing and retention (such as Chief Financial Officer), the Compensation Committee set targeted total compensation the 50thand 75thpercentiles of comparable restaurant companies and the 50thpercentile of non-restaurant companies of a similar revenue size.  The Committee may have varied from these percentiles based on such factors as historic compensation, individual skills, experience, contribution and performance, internal equity, retention concerns and other factors relevant to the individual executive.  In addition, actual compensation (e.g., amounts earned and paid each year) may have been higher or lower than targeted total compensation based on our performance or the assessment of the executive’s performance.

    As discussed above, the Compensation Committee has  reevaluated its philosophy for fiscal 2009 to ensure that its compensation structure is completely aligned with the Company’s mission, vision and values.

Components of Total Compensation--2008

Base Salary

    The Compensation Committee set base salaries at market median levels for positions that are unique to the restaurant industry, and between the 50th and 75th percentile in the restaurant industry for other executive positions.

    In setting base salaries for fiscal 2008, the Compensation Committee considered the following factors:

•	Internal analysis. This is the relative pay difference for different job levels within the Company.

•
Individual performance.  Increases to base salaries can result from individual performance assessments as well as an evaluation of the market and the mix among various components of compensation.  In setting the salary for Mr. Gilman, the Committee retained his predecessor’s salary, which was unchanged from the prior year as a result of our disappointing performance.  In setting the salary for Mr. Kelley, the Committee balanced his extensive experience with the Company against the interim nature of his appointment.  In setting Mr. Biglari’s salary, the Committee considered his recent involvement with the Company and his significant equity stake in the Company.  In fiscal 2008 all of our Chief Executive Officers’ base salaries were below the 50th percentile for chief executive officers of similarly sized companies in the restaurant industry and generally.

The Compensation Committee also reviewed the performance of the other Named Executive Officers, ultimately concluding that, while their individual performances had been satisfactory, our overall disappointing performance in fiscal 2008 did not warrant an increase in base salaries. The Committee believed that their equity compensation would provide an appropriate incentive to improve our performance and reward them for success in their roles. A discussion of the mix between the two components of equity compensation is in the “Long-Term Incentives” section below.

•
Market data.  As noted above, while the Compensation Committee uses industry and general market data to test for the reasonableness and competitiveness of base salaries, Committee members exercise subjective judgment within the ranges in this data in view of our compensation objectives and individual performance and circumstances.

Annual Incentive Bonus

    For fiscal 2008 the Compensation Committee intentionally allocated a greater portion of targeted total compensation to the performance-dependent elements.  One way in which it did this was to set what it believed to be aggressive, but reachable, targets for fiscal 2008 under our Incentive Bonus Plan.

    Over 100 employees, including the Named Executive Officers, participated in the Incentive Bonus Plan in fiscal 2008.  The Compensation Committee established a target incentive opportunity for each participant, expressed as a percent of base salary.  The Named Executive Officers had target bonus opportunities set at 30% - 70% of their base salaries.  For the Named Executive Officers, the target annual incentives for fiscal 2008 were as follows:

Named Executive Officer	Target Bonus Incentive as a % of Base Salary
Mr. Biglari	0%[a]
Mr. Gilman	70%
Mr. Kelley	0%[a]
Mr. Blade	40%
Mr. Geiger	30%
Mr. Janjua	40%
Mr. Milne	30%
Mr. Schiller	35%
Mr. Murrill	40%

a   Messrs. Biglari and Kelley did not participate in the Company's Incentive Bonus Plan in fiscal 2008.

    To arrive at a payout number under the Incentive Bonus Plan, the target bonus opportunity for each participant was multiplied by a formula based on our performance as determined by targets for objective performance and measures and individual performance goals.  In fiscal 2008 the corporate performance measures were growth in earnings before interest and taxes (“EBIT”) and same store sales over the prior year.  Individual performance was based on the successful completion of defined projects during the fiscal year.  The individual performance modifier may have resulted in further modification of the payout, since any upward adjustment for one participant must be offset by downward adjustments for others.  The formula used to compute bonus payouts is set forth below:

Target Bonus Amount	X	Corporate Performance Modifier (0% - 250%)	X	Individual Performance Modifier (75% -125%)

    After the end of the fiscal year, the Compensation Committee evaluated the Company’s performance against the specific targets set at the beginning of the year and modified the bonus payout to 0% to 250% of the target.  For fiscal 2008, the targets for growth in EBIT and same store sales were as follows:

Factors	Threshold (0%)	Target (100%)	Maximum (250%)
Same Store Sales	-3.5%	-2.0%	0.0%
EBIT	$28.9MM	$29.6MM	$31.1MM

    In fiscal 2008, we did not achieve the targets at the threshold level for either the same store sales or EBIT performance measures.  Consequently, we made no payments under the Incentive Bonus Plan to any participant in fiscal 2008.

Long-Term Incentives

    In 2008, equity-based incentives were a significant element of total executive officer compensation.  These equity-based incentives consisted of stock options and restricted stock.

    In making equity-based awards, the Compensation Committee considered the executive’s level of responsibility, prior experience, internal equity, retention concerns, individual performance, and market data for the particular position.  The Committee used the value of these incentives as determined by accounting principles to provide targeted total compensation at the levels discussed above.  If our shareholder returns exceeded industry averages, our executives’ compensation  likewise exceeded industry averages.  Likewise, if our shareholders did not realize competitive returns on their investments, our executives’ compensation fell below the industry average.

Stock Options
    Stock options reward the recipient for the increase in our stock price during the holding period.  Options represent the high-risk and potential high-return component of our total long-term incentive program, as the potential value of each option can fall to zero if the price of our stock is lower than the exercise price when the options expire.

    The size of stock option grants for executive officers was based primarily on the target dollar value of the award, translated into a number of option shares based on the estimated economic value of the award, as determined using the Black-Scholes option pricing formula.  As a result, the number of shares underlying stock option awards has  typically varied from year to year, as it was dependent on the price of our stock.  Subject to limits imposed by Section 422 of the Internal Revenue Code, options granted to all employees are incentive stock options.

    In April 2008, the Compensation Committee approved annual grants of stock options to each of the Named Executive Officers.  These options had an exercise price equal to the fair market value of our stock on the date of grant.  They were granted under the 2008 Equity Incentive Plan, which was approved by shareholders in March 2008.  These options vest over five years, at a rate of 25% per year, beginning on the first anniversary of the grant.  They expire ten years from the date of grant.  See “Grants of Plan-Based Awards.”

    We do not backdate options or grant options or other equity awards retroactively.  In addition, we do not purposely schedule option awards or other equity grants prior to the disclosure of favorable information or after the announcement of unfavorable information.  In general, equity-based incentive awards have been  made during the Board meeting held in conjunction with the annual meeting, with mid-year grants limited to newly hired or promoted employees.

Restricted Stock
    Restricted stock awards provide the recipient with shares of our stock, which the recipient may vote and for which he may receive dividends during the vesting period.  The recipient may not transfer or assign the restricted shares for a period after the date of grant, however, and if the recipient ceases to be our employee for any reason other than death, disability or retirement during that period the shares will be forfeited.  The restriction on transfer is generally three (3) years, although some new hires have received shares with a shorter period of restriction.  If the recipient ceases being our employee during the vesting period as a result of retirement, death or disability then the recipient (or his/her estate) will receive a pro rataamount of shares reflective of the percent of the vesting period during which the recipient was employed.

Perquisites

    In fiscal 2008 the  perquisites provided to executive officers included: (i) amounts we pay to group life insurance premiums for coverage in excess of $50,000, and (ii) personal use of a company car.  Also, in fiscal 2008 the Company also provided a medical reimbursement plan which provided officers with up to $3,500 in reimbursement for otherwise unreimbursed medical costs each year, a plan which reimbursed officers for 75% of their tax preparation costs, up to a total benefit of $1,250 and a Company matching contribution of 50% of up to 6% of the officer’s compensation contributed into the 401(k) Plan and the Deferred Compensation Plan.  One officer also received a one-time payment for relocation expenses.  These programs have been discontinued in fiscal 2009 with the matching contribution being suspended until the Company returns to profitability.  See footnote (c) to the Summary Compensation Table below for the perquisites provided to each Named Executive Officer in fiscal 2008.

    Our executive officers also received the benefits provided to all employees, including: participation in the 401(k) Plan, life insurance equal to their annual salary, group medical & dental plans, short- and long-term disability insurance, and a lunch discount of 50% at Steak n Shake restaurants on work days.  The executive officers are also entitled to participate in the Company’s Deferred Compensation Plan, a plan which is only open to those who are “highly compensated” under IRS regulations.

Employment Agreements, Severance, and Change-in-Control Arrangements

Employment Agreements

    During fiscal 2008 the Company had employment agreements with three of the Named Executive Officers, Messrs. Geiger, Janjua and Milne.  Mr. Milne resigned his position in February 2009.  These agreements (the “Employment Agreements”) provide for the payment of benefits in the event their employment is terminated without just cause or in the event they terminate their employment with good cause at any time.  In establishing the benefits to be provided under the Employment Agreements the Committee obtained benchmarking information from its compensation consultant, considered which individuals were vital to retain and evaluated the potential costs and benefits of the Employment Agreements.

The primary terms of the Employment Agreements are provided below:

•
Stay Payment.  If a Change in Control (as defined in the Employment Agreements) had occurred prior to November 7, 2008, the employee would have received a payment in an amount equal to 30% of his base salary.

•
Termination Following Change in Control.  In the event that the employment of the employee is terminated within one year of a change in control by us without “cause” (as defined in the Employment Agreements) or by the employee for the reasons set forth in Section 4 of the Employment Agreements (“good reason”), he will receive: (a) a lump-sum severance payment equal to one year of his base salary, (b) coverage under the group medical plan for one year, (c) use of his Company-provided car for up to 60 days, (d) a lump-sum payment of a pro rata amount of the annual incentive bonus to which he would have been entitled had he been employed through the applicable bonus computation period, and (e) reimbursement of up to $15,000 for outplacement services.

•
Termination Without Cause or Separation with Good Reason.  Should we terminate the employee without cause, or should the individual decide to separate with good reason at any time then he will receive: (a) his normal gross salary, payable for one year; this amount will be reduced by the amount of the compensation earned in any subsequent employment; (b) a lump-sum payment equal to the pro rata portion of the annual incentive bonus reflective of the number of days in the year the individual was employed; (c) continued use of his Company-owned automobile for up to 60 days following separation or until provided with an automobile by a subsequent employer; (d) continued participation in any Company-provided group medical insurance plan for up to one year, or until provided benefits by a subsequent employer; and (e) up to $15,000 for outplacement services.

•
Executive’s Obligations.  Prior to obtaining any benefits under an Employment Agreement, the employee must waive any claims against us and agree to keep confidential our confidential information and business secrets.  The employee also must agree not to solicit any of our employees for one year following termination.  We may recover any benefits paid under the Employment Agreements if the employee breaches any of his obligations under the Employment Agreements.

Effect of a Change in Control, Death, Disability or Retirement on Equity Grants

    In the event of the death of an option recipient, then his/her estate may exercise the option in full at any time prior to its expiration.  In the event of an option recipient's retirement, he/she may exercise any vested options within three months form the date of retirement.  Should an option recipient's employment end as a result of a disability, then he/she would be able to exercise the options as if the recipient had remained with the Company through (i) cessation of payments under a disability pay plan of the Company, (ii) the recipient's death, or (iii) the recipient's 65th birthday.

    All prior restricted stock plans, the 2006 Steak n Shake Employee Stock Option Plan and the 2008 Equity Incentive Plan contain provisions that accelerate the vesting of the awards upon a change in control.  Options granted under prior stock option plans may be accelerated upon a change in control at the discretion of the Board of Directors.

    The number of unvested shares that would vest on a change in control, and the value of those shares as of the end of the fiscal year, is set forth in the table below entitled “Outstanding Equity Awards at Fiscal Year End” under the column entitled “Number of Shares or Units of Stock that Have Not Vested.”

Deductibility Cap on Executive Compensation

    Section 162(m) of the Internal Revenue Code prohibits publicly-held companies from taking a tax deduction for certain compensation paid in excess of $1 million to the Chief Executive Officer and each of the three other most highly compensated executive officers (other than the Chief Financial Officer).  Performance-based compensation remains deductible.  To qualify as performance-based compensation, the program under which it is provided must be approved by shareholders and meet other requirements.  Our policy is, where feasible, to attempt to qualify our compensation plans for full deductibility.  Pursuant to that policy, we have taken steps to qualify compensation under the 2006 Incentive Bonus Plan and all equity plans that provide for the issuance of stock options as “performance-based compensation.”

    We may make payments that are not fully deductible if, in the judgment of the Compensation Committee, such payments are otherwise necessary to achieve compensation objectives.  In fiscal 2008 we did not pay compensation that was not deductible under Section 162(m).

Summary Compensation Information

    The following table shows the compensation paid for fiscal 2007 and 2008 to the three individuals who served as Chief Executive Officer during fiscal 2008, the two individuals who served as Chief Financial Officer, the other two most highly compensated executive officers who received total compensation of over $100,000 in fiscal 2008 and two former executive officers who would have been among the three most highly compensated employees had they been employed at the end of fiscal 2008 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary	Stock Awards[a]	Option Awards[b]		All Other Compensation[c]	Total
Sardar Biglari, Chairman and Chief Executive Officer	2008	$30,105	$—	$—		$14,535	$44,640
Alan Gilman, Former Chairman, Former Interim President and Chief Executive Officer	2008	$334,615	$(12,903)[d]	$(27,672)[d]		$280,631	$574,671
	2007	$331,731	$12,903	$308,078		$26,547	$679,259
Wayne Kelley, Former Interim Chairman and Chief Executive Officer	2008	$127,307	$—	$2,023		$12,047	$141,377
Jeff Blade, Former EVP, Chief Financial Officer, Chief Administrative Officer and Interim President	2008	$293,227	$(138,337)[e]	$14,829	[e]	$372,832	$542,551
	2007	$305,885	$163,536	$85,341		$18,250	$573,012
Duane Geiger, Interim Chief Financial Officer, Vice President, Controller	2008	$187,500	$64,762	$65,528		$15,992	$333,782
	2007	$185,596	$74,426	$48,910		$15,455	$324,387
Omar Janjua, Executive Vice President, Chief Operating Officer	2008	$300,000	$100,374	$49,769		$50,836	$500,979
David Milne, Vice President, General Counsel, Corporate Secretary (resigned in February 2009)	2008	$209,796	$71,744	$42,294		$17,796	$341,630
Steven Schiller, Former Senior Vice President, Chief Marketing Officer	2008	$237,692	$(41,077)[f]	$11,931	[f]	$244,503	$453,049
	2007	$254,903	$122,320	$45,271		$17,780	$440,274
Tom Murrill, Former Senior Vice President, Human Resources	2008	$260,000	$— [g]	$92,379	[g]	$7,086	$359,465

a.
Represents the dollar amount of equity compensation cost recognized for financial reporting purposes with respect to stock awards in fiscal 2008, computed in accordance with SFAS 123(R), excluding the impact of estimated forfeitures for service-based vesting conditions, as follows:

Name	Date of Grant	No. of Shares	Fiscal 2008 Expense
Mr. Gilman	8/17/07	17,000	$(12,903)
Total			$(12,903)

Mr. Blade	10/4/04	8,500	$—
	9/14/05	3,000	(19,750)
	2/8/06	12,000	(69,880)
	2/6/07	13,400	(48,707)
	4/12/08	30,300	—
Total			$(138,337)

Mr. Geiger	10/4/04	5,500	$—
	2/8/06	4,400	25,623
	2/6/07	4,600	27,171
	4/12/08	10,400	11,968
Total			$64,762

Mr. Janjua	6/13/07	15,400	$77,359
	4/12/08	20,000	23,015
Total			$100,374

Mr. Milne	10/4/04	4,000	$—
	2/8/06	4,100	23,876
	2/6/07	4,200	24,808
	5/8/07	1,200	6,604
	4/12/08	14,300	16,456
Total			$71,744

Mr. Schiller	5/11/05	8,000	$30,950
	2/8/06	7,500	(43,675)
	2/6/07	7,800	(28,352)
	4/12/08	17,500	—
Total			$(41,077)

Mr. Murrill	4/23/07	6,400	$(16,581)
	4/12/08	13,900	—
Total			$(16,581)

    Negative numbers reflect the benefit the Company realized when these grants were forfeited upon the officer’s departure from the Company during fiscal 2008.  See Note 15 of Notes to Consolidated Financial Statements included in “Part II — Item 8 — Financial Statements and Supplemental Data” of our Annual Report on Form 10-K for fiscal 2008 filed December 8, 2008 for a description of the assumptions made in the valuation.  The actual value realized by the Named Executive Officer with respect to stock awards will depend on the market value of our stock on the date the restricted stock vests, as well as the date on which the stock is subsequently sold.

b.
Represents the dollar amount of equity compensation cost recognized for financial reporting purposes with respect to stock option awards in fiscal 2008, computed in accordance with SFAS 123(R), excluding the impact of estimated forfeitures for service-based vesting conditions, as follows:

Name	Date of Grant	No. of Shares Underlying Options	Fiscal 2008 Expense
Mr. Gilman	8/4/04	25,000	$(7,788)
	9/14/05	25,000	(17,996)
	5/8/07	5,000	(1,888)
	5/15/07	23,787	—
	8/17/07	26,900	—
Total			$(27,672)

Mr. Kelley	5/9/99	8,250	$—
	11/12/03	5,000	218
	12/1/03	7,247	—
	11/18/04	5,000	1,805
Total			$2,023

Mr. Blade	3/15/04	12,000	$1,939
	9/14/05	16,500	(11,877)
	2/8/06	20,200	11,697
	2/6/07	21,300	13,070
	4/12/08	48,100	—
Total			$14,829

Mr. Geiger	5/6/99	3,300	$—
	10/11/03	1,339	—
	8/4/04	7,500	1,966
	9/14/05	4,000	2,811
	2/8/06	7,500	12,255
	9/29/06	4,036	—
	2/6/07	7,300	12,639
	5/11/07	6,982	27,859
	4/12/08	16,400	7,998
Total			$65,528

Mr. Janjua	6/13/07	24,400	$34,310
	4/12/08	31,700	15,459
Total			$49,769

Mr. Milne	8/4/04	5,000	$1,311
	2/21/05	1,574	—
	9/14/05	6,000	4,216
	2/8/06	6,900	11,275
	9/29/06	288	—
	2/6/07	6,700	11,600
	5/8/07	1,800	2,773
	5/11/07	1,954	—
	4/12/08	22,800	11,119
Total			$42,294

Mr. Schiller	5/11/05	10,000	$(2,970)
	2/8/06	12,700	7,354
	2/6/07	12,300	7,547
	4/12/08	27,800	—
Total			$11,931

Mr. Murrill	4/23/07	10,200	$—
	4/12/08	22,100	92,379
Total			$92,379

    Negative numbers reflect the benefit the Company realized when these grants were forfeited upon the officer’s departure from the Company during fiscal 2008.  See Note 15 of Notes to Consolidated Financial Statements included in “Part II — Item 8 — Financial Statements and Supplemental Data” of our Annual Report on Form 10-K for fiscal 2008 filed December 8, 2008 for a description of the assumptions made in the valuation.  The actual value realized by the Named Executive Officer with respect to option awards will depend on the difference between the market value of our stock on the date the option is exercised and the exercise price

c.	The type and amount of the components of the figures in the “All Other Compensation” column above for fiscal year 2008 are as follows:

	Mr. Biglari	Mr. Gilman	Mr. Kelley	Mr. Blade	Mr. Geiger	Mr. Janjua	Mr. Milne	Mr. Schiller	Mr. Murrill
401(k) matching contributions	$—	$1,285	$2,689	$1,064	$891	$—	$1,731	$949	$—
Nonqualified Deferred Compensation Plan matching contributions	$—	$7,369	$1,130	$7,733	$4,687	$—	$4,562	$5,550	$—
Excess life insurance	$25	$3,399	$503	$404	$248	$625	$191	$211	$1,084
Tax preparation	$—	$—	$—	$—	$—	$—	$401	$581	$994
Automobile expenses – personal use	$—	$5,463	$4,225	$10,131	$6,666	$361	$7,411	$13,018	$1,509
Executive Medical Reimbursement Plan	$—	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500	$3,500
Relocation Expenses	$—	$—	$—	$—	$—	$46,350	$—	$—	$—
Board of Director Fees	$14,510	$—	$—	$—	$—	$—	$—	$—	$—
Severance Payments	$—	$259,615	$—	$350,000	$—	$—	$—	$220,694	$—

d.	Mr. Gilman forfeited all equity awards which vested after March 10, 2008, his last day of employment with the Company. The specific awards that were forfeited are set forth below:

Restricted Stock
Grant Date	No. of shares
8/17/07	17,000

Stock Options
Grant Date	No. of Options
8/4/04	25,000
9/14/05	25,000
5/8/07	5,000
5/15/07	23,787
8/17/07	26,900

    As a result of the forfeiture, we have reversed ($40,575) of the SFAS 123(R) equity compensation expense reported for these awards in the Summary Compensation Table in the proxy statement for our 2008 annual meeting filed with the SEC on February 21, 2008.

e.	Mr. Blade forfeited all equity awards which vested after July 11, 2008, his last day of employment with the Company. The specific awards that were forfeited are set forth below:

Restricted Stock
Grant Date	No. of shares
9/14/05	3,000
2/8/06	12,000
2/6/07	13,400
4/12/08	30,300

Stock Options
Grant Date	No. of Options
3/15/04	12,000
9/14/05	16,500
2/8/06	20,200
2/6/07	21,300
4/12/08	48,100

    As a result of the forfeiture, we have reversed ($150,214) of the SFAS 123(R) equity compensation expense reported for these awards in the Summary Compensation Table in the proxy statement for our 2008 annual meeting filed with the SEC on February 21, 2008.

f.	Mr. Schiller forfeited all equity awards which vested after July 23, 2008, his last day of employment with the Company. The specific awards that were forfeited are set forth below:

Restricted Stock
Grant Date	No. of shares
2/8/06	7,500
2/6/07	7,800
4/12/08	17,500

Stock Options
Grant Date	No. of Options
5/11/05	10,000
2/8/06	12,700
2/6/07	12,300
4/12/08	27,800

    As a result of the forfeiture, we have reversed ($74,997) of the SFAS 123(R) equity compensation expense reported for these awards in the Summary Compensation Table in the proxy statement for our 2008 annual meeting filed with the SEC on February 21, 2008.

g.	Mr. Murrill forfeited all equity awards which vested after September 24, 2008, his last day of employment with the Company. The specific awards that were forfeited are set forth below:

Restricted Stock
Grant Date	No. of shares
4/23/07	6,400
4/12/08	13,900

Stock Options
Grant Date	No. of Options
4/23/07	10,200
4/12/08	22,100

    Because Mr. Murrill was not a Named Executive Officer in fiscal 2007 and therefore no equity compensation costs were reported for these awards in fiscal 2007, we did not report any negative amount of equity compensation costs for these awards in the Summary Compensation Table.

Plan-Based Award Grants

    The following table sets forth specific information regarding the awards made under our equity and non-equity incentive plans in fiscal 2008.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[a]
Name	Grant Date	Threshold	Target	Max	All Other Stock Awards: Number of Shares of Stock or Units[b]	All Other Option Awards: Number of Securities Underlying Options (#)[c]	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)[e]
Mr. Gilman	11/7/08	$0	$420,000	$1,050,000

Mr. Blade	11/7/08	$0	$140,000	$350,000
	4/12/08				30,300[d]			$226,644
	4/12/08					48,100[d]	$7.48	$201,058

Mr. Geiger	11/7/08	$0	$56,250	$140,625
	4/12/08				10,400			$77,792
	4/12/08					16,400	$7.48	$68,552

Mr. Janjua	11/7/08	$0	$150,000	$375,000
	4/12/08				20,000			$149,600
	4/12/08					31,700	$7.48	$132,506

Mr. Milne	11/7/08	$0	$86,000	$215,000
	4/12/08				14,300			$106,964
	4/12/08					22,800	$7.48	$95,304

Mr. Schiller	11/7/08	$0	$103,000	$257,500
	4/12/08				17,500[d]			$130,900
	4/12/08					27,800[d]	$7.48	$116,204

Mr. Murrill	11/7/08	$0	$104,000	$260,000
	4/12/08				13,900[d]			$103,972
	4/12/08					22,100[d]	$7.48	$92,378

a.
Because we did not achieve either the threshold for same store sales growth or EBIT, no annual incentive payouts were made for fiscal 2008.  See “Compensation Discussion and Analysis – Components of Total Compensation – Annual Incentive Bonus”

b.
Represents restricted stock that vests three years after the date of grant.  See “Compensation Discussion and Analysis – Components of Total Compensation – Long-Term Incentives – Restricted Stock” for further information regarding these shares and the treatment of these shares in the event of death, disability, or retirement.

c.
These options have an exercise price equal to the closing price of a share of our common stock on the New York Stock Exchange on the day preceding the date of grant.  These options vest and become exercisable over four years, at a rate of 25% per year, beginning on the first anniversary of the date of grant.  See “Compensation Discussion and Analysis – Components of Total Compensation – Long-Term Incentives – Stock Options” and “Compensation Discussion and Analysis – Employment Agreements, Severance, and Change-in-Control Agreements – Effect of a Change in Control, Death, Disability or Retirement on Equity Grants" above for further information regarding these options.

d	All equity grants to Mr. Blade, Mr. Schiller, and Mr. Murrill were forfeited when they left the Company.

e.
Amounts represent the grant date fair value of stock options and restricted stock granted to each Named Executive Officer in fiscal 2008.  For a discussion of the assumptions made in the valuation, see Note 15 of Notes to Consolidated Financial Statements included in "Part II - Item 8 - Financial Statements and Supplemental Data" of our Annual Report on Form 10-K for fiscal 2008 filed on December 8, 2008.

Outstanding Equity Awards
    The following table sets forth certain information about outstanding option and stock awards held by the Named Executive Officers as of the end of fiscal 2008.  Messrs. Blade, Schiller, and Murrill forfeited all of their options and restricted stock awards upon termination of their employment with the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
	Unexercised Options				Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested[a]	Market Value of Shares or Units of Stock that Have Not Vested ($)[b]
Mr. Biglari	N/A

Mr. Kelley	4,000	1,000	18.26	11/17/09
	8,250		17.88	5/9/09
	7,247		17.70	12/1/08

Mr. Geiger	3,750[c]	3,750	17.47	2/8/16
	3,300[d]		16.25	5/6/09
	1,339[d]		15.52	10/11/08
	7,500[e]		17.14	8/4/09
	3,200[e]	800	19.75	9/14/10
	4,036[d]		17.17	9/29/11
	6,982[f]		16.22	5/11/12
	1,825[c]	5,475	17.72	2/6/17
		16,400[c]	7.48	4/12/18
					4,400	$37,400
					4,600	$39,100
					10,400	$88,400

Mr. Janjua	6,100[c]	18,300	15.07	6/13/17
		31,700[c]	7.48	4/12/18
					15,400	$130,900
					20,000	$170,000

Mr. Milne	5,000[e]		17.14	8/4/09
	1,574[c]		19.71	2/21/10
	4,800[d]	1,200	19.75	9/14/10
	3,450[c]	3,450	17.47	2/8/16
	288[f]		17.17	9/29/11
	1,350[c]	450	16.51	5/8/17
	1,954[f]		16.22	5/11/12
	5,025[c]	1,675	17.72	2/6/17
		22,800[d]	7.48	4/12/18
					4,100	$34,850
					4,200	$35,700
					1,200	$10,200
					14,300	$121,550

a.
All restricted stock grants have a three year cliff-vesting period.  Those granted prior to April 2008 were granted with an equal amount of book units.  See "Compensation Discussion and Analysis -- Components of Total Compensation -- Long-Term Incentives -- Restricted Stock" for additional information regarding these shares.

b.	Market value is computed based on a price of $8.50, which was the closing price of our common stock on the last day of fiscal 2008.

c.	These options vest at a rate of 25% per year beginning on the first anniversary of the date of grant and expire ten years from the date of grant; they do not contain a reload feature.

d.	These options vest at a rate of 20% per year and expire ten years from the date of grant; they also contain a reload feature.

e	These options vest at a rate of 20% per year beginning on the date of grant and expire five years from the date of grant; they do not contain a reload feature.

f.
These are "reload" options which were granted pursuant to the 1997 Employee Stock Option Plan.  Reload options are granted in an amount equal to the number of shares used to pay the exercise price on the underlying stock options.  They are vested immediately and expire five years from date of grant.  Beginning in February 2006 we ceased issuing options with a reload feature.

Award Exercise and Vesting

    The following table sets forth the number of options exercised in fiscal 2008, along with the value received as a result of the exercise.  It also shows the number of shares of restricted stock that vested during the year, with concurrent vesting of book units, and the resulting value realized by the Named Executive Officer.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting[a]
Mr. Blade	8,500	$156,230
Mr. Geiger	5,500	$101,090
Mr. Milne	4,000	$73,520
Mr. Schiller	8,000	$74,640

a.
Messrs. Blade, Geiger, and Milne had stock vest on October 4, 2007.  Mr. Schiller's stock awards vested on May 11, 2008.  The amount in this column includes the value of the restricted stock on the date of vesting, based on the closing price of our common stock on the date of vesting, or immediately prior thereto if the vesting date was not a trading day ($7.40 for the May 11, 2008 vesting and $15.59 on October 4, 2007), and the value of book units which vested in conjunction with the shares of restricted stock.  The book units associated with the October 4, 2007 vesting were $2.79 and those associated with the May 11, 2008 vesting were $1.93.

Retirement Benefits

    We maintain two plans that provide retirement income to all eligible employees, including the Named Executive Officers:

401(k) Plan
    The 401(k) Plan is available to all qualified associates, including the Named Executive Officers.  Until November 2008 we matched participant contributions in an amount equal to 50% of each participant’s voluntary contributions to the 401(k) Plan up to 6% of the participant’s total cash compensation.  The match was suspended in November 2008 until such time as management believes that the Company has sustainable profits.  Participant contributions may consist of salary and cash compensation, if any, from the 2006 Incentive Bonus Plan.  Matching contributions vest over the first six years of employment at a rate of 20% per year, beginning on the second anniversary of a participant’s employment.  Participants may invest their contributions and the matching contributions in a variety of investment options provided by Fidelity Investments and their partner funds.  The Named Executive Officers and other “highly compensated employees” (as that term is defined by IRS regulations) are limited to contributing 1% of their cash compensation to the 401(k) Plan.

Nonqualified Deferred Compensation Plan
    The Nonqualified Deferred Compensation Plan (“Deferred Compensation Plan”) is available to all highly compensated employees, including the Named Executive Officers.  Investment options offered under the Deferred Compensation Plan are identical to those offered in the 401(k) Plan.  Before a participant may make contributions under the Deferred Compensation Plan, the participant must first contribute 1% of their earnings to the 401(k) Plan.  Until November 2008 we matched participant contributions in the amount of 50% of the aggregate deferrals into both plans, up to 6% of the participant’s cash compensation.  Matching contributions were suspended in November 2008 until such time as management believes that the Company has sustainable profits.  Total deferrals under both the Deferred Compensation Plan and 401(k) Plan are limited to 20% of the aggregate of a participant’s salary and annual incentive bonus, which means that as a result of the 1% of compensation deferred to the 401(k) Plan, the most a participant may defer to the Deferred Compensation Plan is 19% of their total cash compensation.  Matching contributions under the Deferred Compensation Plan vest over the first six years of employment, at a rate of 20% per year beginning on the second anniversary of employment.  A participant’s account balance will be distributed at a time directed by the participant.  Participants may elect that distributions be made in a lump sum or in equal annual installments over a period of up to ten (10) years.  Withdrawals from the Deferred Compensation Plan are limited to the withdrawal of participant contributions in cases of financial hardship.

    The following table describes the contributions, earnings, and balance at the end of fiscal 2008 for each of the Named Executive Officers who participated in the Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year[a]	Company Contributions in Last Fiscal Year[b]	Aggregate Earnings in Last Fiscal Year	Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-end[c]
Mr. Biglari	$—	$—	$—	$—	$—
Mr. Gilman	$28,846	$7,369	$(53,784)	$—	$242,612
Mr. Kelley	$2,548	$1,130	$(555)	$21,194	$546
Mr. Blade	$50,086	$7,733	$(54,358)	$—	$259,299
Mr. Geiger	$9,375	$4,687	$(9,811)	$—	$48,894
Mr. Janjua	$—	$—	$—	$—	$—
Mr. Milne	$13,121	$4,562	$(18,032)	$—	$69,538
Mr. Schiller	$11,587	$5,550	$(19,889)	$—	$63,520
Mr. Murrill	$—	$—	$—	$—	$—

a.	The amounts in this column are also included in the Summary Compensation Table in the “Salary” column.

b.	The amounts in this column are also included in the Summary Compensation Table in the “All Other Compensation” column.

c.
The following amounts were included in this or prior years’ summary compensation tables: Mr. Gilman ($210,792), Mr. Kelley ($15,713), Mr. Blade ($211,680), Mr. Geiger ($38,071), Mr. Milne ($56,841), and Mr. Schiller ($51,152).

Potential Payments Upon Termination of Employment

    As discussed above in “Compensation Discussion and Analysis – Employment Agreements, Severance and Change-in-Control Arrangements– Effect of a Change in Control, Death, Disability or Retirement on Equity Grants,” some of our equity awards accelerate upon a change in control or upon the retirement, death or disability of the holder.  Also, some of the Named Executive Officers have agreements that would provide them with benefits upon the occurrence of one or more of these events.  The following table sets forth, for each of the Named Executive Officers other than Messrs. Biglari, Gilman, Kelley, Blade, Schiller, and Murrill, the aggregate value that the individual would receive as a result of any of the foregoing events if they had occurred on September 24, 2008.  For amounts that were paid, or are payable, to Messrs. Gilman, Blade, and Schiller in connection with their termination of employment, see the “All Other Compensation” column and footnote (c) to the Summary Compensation Table.  No amounts were paid or payable to Mr. Kelley or Mr. Murrill in fiscal year 2008 upon their termination.  No amounts would be payable to Mr. Biglari upon his termination.

	Resignation	Death, Disability or Retirement	Termination[a]	Change in Control[b]	Qualifying Termination Within One Year of a Change in Control[c]
Mr. Geiger
Restricted Stock[e]	--	$211,650	--	$211,650	--
Stock Options[d]	--	--	--	$16,728	--
Stay Payment[f]	--	--	--	$56,250	--
Severance Payment[g]	--	--	$187,500	--	$187,500
Health Care Coverage[h]	--	--	$8,500	--	$8,500
Company Car[i]	--	--	$1,481	--	$1,481
Outplacement Services[j]	--	--	$15,000	--	$15,000

Mr. Janjua
Restricted Stock[e]	--	$300,900	--	$300,900	--
Stock Options[d]	--	--	--	$32,334	--
Stay Payment[f]	--	--	--	$100,000	--
Severance Payment[g]	--	--	$300,000	--	$300,000
Health Care Coverage[h]	--	--	$8,500	--	$8,500
Company Car[i]	--	--	$1,481	--	$1,481
Outplacement Services[j]	--	--	$15,000	--	$15,000

Mr. Milne
Restricted Stock[e]	--	$236,300	--	$236,300	--
Stock Options[d]	--	--	--	$23,256	--
Stay Payment[f]	--	--	--	$64,500	--
Severance Payment[g]	--	--	$215,000	--	$215,000
Health Care Coverage[h]	--	--	$8,500	--	$8,500
Company Car[i]	--	--	$1,481	--	$1,481
Outplacement Services[j]	--	--	$15,000	--	$15,000

a.	Amounts in this column include payments made upon termination by us without cause or by the employee with good reason, but exclude payments made upon or following a change in control.

b.	Amounts in this column reflect payments or acceleration of benefits that would occur upon a change in control without termination of employment.

c.
Amounts in this column are payable only if the employment of the Named Executive Officer is terminated by us without cause or if the Named Executive Officer leaves for good reason within one year following a change in control.

d.
Reflects the excess of the closing price of $8.50 for our stock on the last day of fiscal 2008, over the exercise price of outstanding options currently vested and any unvested stock options, the vesting of which would accelerate as a result of the Named Executive Officer's termination of employment on September 24, 2008 as a result of the specified termination event, multiplied by the number of shares of our stock underlying the stock options.

e.
Reflects the closing price of $8.50 for our stock on the last day of fiscal 2008, multiplied by the number of shares of restricted stock that would vest as a result of the Named Executive Officer's termination of employment on September 24, 2008 as a result of the specified termination event, plus the value of accrued book units through September 24, 2008.

f.	Reflects the payment of 30% of the Named Executive Officer's salary immediately upon a change in control.

g.	Amounts represent one year of salary payable to the Named Executive Officers.

h.	Amounts represent one year of coverage under our group medical plans at the level currently elected by the individual.

i.	Amounts represent the use of the Named Executive Officer's company car for up to 60 days after termination of employment.

j.	Reflects the maximum amount of outplacement services for which the Named Executive Officer may be reimbursed by us.

    For a description of the terms of the employment agreements for Messrs. Geiger, Janjua, and Milne, see “Compensation Discussion and Analysis – Employment Agreements, Severance and Change-in-Control Arrangements – Employment Agreements.”

COMPENSATION OF DIRECTORS

    During fiscal 2008 we compensated non-employee directors with cash annual retainers, cash meeting attendance fees and grants of stock options and restricted stock.  The amount of the annual cash retainer payment is $22,000.  The annual retainers for the Chairman of the Audit Committee, Lead Outside Director and Chairman of the Compensation Committee is $37,000 and the annual retainer for the Chairman of the Nominating/Corporate Governance Committee is $32,000.

    From November 2008 to March 2009 we paid all annual retainers in Company stock.  We have discontinued that practice so as to minimize equity dilution.  Effective April 1, 2009, all annual retainers will be paid in cash only.  Because directors who are employees are not paid for their services on the Board, Mr. Biglari does not receive compensation for his Board service and Mr. Kelley did not receive any retainer or meeting fees during the time he served as Interim Chairman or Interim CEO.

    Meeting attendance fees for non-employee directors are as follows:

•	$3,500 for each in-person Board meeting attended;

•	$1,250 for each Committee meeting attended that was not held in conjunction with a Board meeting;

•	$1,000 for meetings, travel and interviews with candidates for Board positions;

•	$500 for each Committee meeting attended that was held in conjunction with a Board of Directors’ meeting; and

•	$500 for any meeting (Board or Committee) in which the Director participated telephonically.

    In addition, we reimburse the ordinary expenses the members of the Board of Directors incur in attending board and committee meetings.  In fiscal 2008 all non-employee directors were also eligible to participate in our medical reimbursement plan, which provided reimbursement for unreimbursed medical bills in an amount of up to $3,500 per calendar year, which amount is increased or “grossed up” in an amount equal to the estimated taxes payable by the directors for this benefit.  They were also entitled to obtain reimbursement for 75% of their tax preparation fees up to $1,250.  The Board decided to discontinue these benefits for fiscal year 2009 and therafter.

    In addition to the foregoing payments, directors may participate in the Nonqualified Deferred Compensation Plan.  There are no matching payments made to directors under the Nonqualified Deferred Compensation Plan and no guaranteed return is offered.  Instead, it provides directors with an opportunity to defer the receipt of retainer and/or meeting fees and obtain them at a later date, together with the gains or losses associated with investments against which they choose to track their accounts.

    The chart below shows the compensation received by our directors during fiscal year 2008, other than Mr. Biglari, whose director fees are included in the “All Other Compensation” column and footnote (c) to the Summary Compensation Table.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards[a]	Option Awards[b]	All Other Compensation[c]	Total
Geoffrey Ballotti	$57,750	$5,613	$6,163	$4,679	$74,205
Philip Cooley	$31,682	$1,655	$—	$—	$33,337
Wayne Kelley	$7,667	$—	$2,023	$—	$9,690
Ruth J. Person	$49,067	$—	$16,685	$5,396	$71,148
J. Fred Risk	$53,833	$—	$16,685	$5,268	$75,786
John W. Ryan	$72,917	$—	$16,685	$5,999	$95,601
Steven M. Schmidt	$56,250	$5,947	$17,410	$5,268	$84,875
Edward Wilhelm	$74,917	$5,947	$14,039	$5,268	$100,171
James Williamson, Jr.	$40,734	$—	$(219)	$5,268	$45,783

a.
Represents the dollar amount of equity compensation cost recognized for financial reporting purposes with respect to grants of restricted stock under our Non-Employee Restricted Stock Plan in fiscal 2008, computed in accordance with SFAS 123(R).  Dr. Cooley received a grant of 1,000 shares of restricted stock on March 12, 2008, the grant date fair value of which was $8,070.  Messrs. Schmidt and Wilhelm received a grant of 1,000 shares of restricted stock each on February 6, 2007, the grant date fair value of which was $17,840.  Mr. Ballotti received a grant of 1,000 shares of restricted stock on April 23, 2007, the grant date fair value of which was $16,840.  These are all of the shares of restricted stock held by our directors.

b.
Represents the dollar amount of equity compensation cost recognized for financial reporting purposes with respect to grants of stock options in fiscal 2008, computed in accordance with SFAS 123(R), as follows:

Fiscal 2008 Expense for Stock Option Grants to Non-Employee Directors
Name	Grant Date	No. of Shares Underlying Option Grant	Fiscal 2008 Expense
Mr. Ballotti	4/20/07	5,000	$6,163
Total			$6,163

Mr. Kelley	5/9/99	8,250	$—
	11/12/03	5,000	218
	12/1/03	7,247	—
	11/18/04	5,000	1,805
Total			$2,023

Dr. Person	11/13/02	5,000	$—
	11/12/03	5,000	218
	11/18/04	5,000	1,805
	11/8/05	5,000	7,823
	2/6/07	5,000	6,839
Total			$16,685

Mr. Risk	11/13/02	5,000	$—
	11/12/03	5,000	218
	11/18/04	5,000	1,805
	11/8/05	5,000	7,823
	2/6/07	5,000	6,839
Total			$16,685

Dr. Ryan	11/13/02	5,000	$—
	11/12/03	5,000	218
	11/18/04	5,000	1,805
	11/8/05	5,000	7,823
	2/6/07	5,000	6,839
Total			$16,685

Mr. Schmidt	5/11/05	5,000	2,748
	11/8/05	5,000	7,823
	2/6/07	5,000	6,839
Total			$17,410

Mr. Wilhelm	5/9/06	5,000	$7,200
	2/6/07	5,000	6,839
Total			$14,039

Mr. Williamson[d]	11/13/02	5,000	$—
	11/12/03	5,000	(218)
	11/18/04	5,000	(2,800)
	11/8/05	5,000	815
	2/6/07	5,000	2,422
Total			$(219)

    See Note 15 of Notes to Consolidated Financial Statements included in "Part II - Item 8 - Financial Statements and Supplemental Data" of our Annual Report on Form 10-K for fiscal 2008 filed on December 8, 2008 for a description of the assumptions made in the valuation.

   The preceding table sets forth the shares of our stock underlying unexercised stock options held by each of our non-employee directors as of September 24, 2008.  In the aggregate that number is 131,000.  No stock options were awarded to our non-employee directors in fiscal year 2008.

c.	This column includes the medical reimbursement plan, which has a value of $3,500 per year, tax gross up for the medical reimbursement plan, and reimbursement of 75% of tax preparation fees.

d.
Mr. Williamson forfeited all options on March 10, 2008, his last day of service on our Board of Directors.  As a result, we have reversed ($3,018) of the SFAS 123(R) equity compensation expense reported for these awards in the Director Compensation table in the proxy statement for our 2008 annual meeting filed with the SEC on February 21, 2008.

    In the past we have compensated our non-employee directors with equity-based awards, the value of which are tied to increases in the value of our common stock.  We have had director stock option plans in place since 1990.  These plans provide for grants of nonqualified stock options to our non-employee directors at a price equal to the fair market value of our common stock on the date of grant.  Options granted prior to November 7, 2005 are exercisable at a rate of 20% on the date of grant and on each anniversary thereof until fully exercisable and expire five years from the date of grant.  Options granted after November 7, 2005 are exercisable at a rate of 25% on the first anniversary of the grant and each year thereafter until fully vested.  Finally, some newly appointed or elected directors received a grant of 1,000 shares of restricted stock.  Dr. Cooley received such a grant in fiscal 2008.  At his request, Mr. Biglari declined to receive a grant.  These shares have a three year restriction on transfer, and if a recipient ceases serving as a director for any reason other than death, disability or retirement during this period he/she will forfeit the stock.  We do not anticipate compensating directors with equity-based awards in fiscal 2009 or thereafter.  We expect that director compensation will consist solely of the cash payments outline above.

EQUITY COMPENSATION PLAN INFORMATION

    The following table provides information regarding our current equity compensation plans as of September 24, 2008.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by Shareholders(1)	1,371,551	$11.63	814,138(2)
Equity Compensation Plans not approved by Shareholders	–	N/A	N/A
Totals	1,371,551	$11.63	814,138

(1)
Consists of 1997 and 2006 Employee Stock Option Plans, 2003, 2004 and 2005 Director Stock Option Plans, the 2007 Non-Employee Director Restricted Stock Plan, the 1997 Capital Appreciation Plan, as amended and restated, the 1992 and 2006 Employee Stock Purchase Plans, and the 2008 Equity Incentive Plan.

(2)	As of September 24, 2008, 395,120 shares remained available for issuance pursuant to awards under the 2008 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.  Management is responsible for the Company’s internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing reports thereon and on the Company’s internal controls.  The Audit Committee’s responsibility is to monitor and oversee these processes.

    During fiscal 2008 the Audit Committee fulfilled its responsibilities generally as outlined in its charter through periodic meetings with the Company’s independent registered public accounting firm, internal auditors and the Company’s management.  It also reviewed and discussed the Company’s quarterly earnings press releases, consolidated financial statements and related periodic reports filed with the Securities and Exchange Commission.  It also reviewed the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s opinion on the Company’s internal control over financial reporting.  Finally, it reviewed with the independent registered public accounting firm the audit plan and scope.  In addition, the Audit Committee reviewed and discussed the interim financial information contained in each quarterly filing on Form 10-Q with the Company’s independent registered public accounting firm and management prior to the public release of each.

    The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended September 24, 2008 and discussed them with management and the Company’s independent registered public accounting firm.  The Audit Committee’s review included discussion with the independent registered public accounting firm of the matters required to be discussed pursuant to the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Accounting Oversight Board in Rule 3200T.  The Audit Committee also received written disclosures from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent registered public accounting firm that firm’s independence.

    The members of the Audit Committee have also confirmed that there have been no new developments or changes in circumstances that would impair any member’s ability to act independently.

    Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, as well as its review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended September 24, 2008, to be filed with the Securities and Exchange Commission.

The foregoing report is respectfully submitted by the members of the Audit Committee:

Messrs. Ed Wilhelm, Chairman and J. Fred Risk, and Dr. Philip Cooley.

2.  RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    The Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for fiscal 2009.  Deloitte has served in that capacity since fiscal 2004.

    If the shareholders do not ratify the selection of Deloitte, the Audit Committee will reconsider its choice, taking into consideration the views of the shareholders, and may (but will not be required to) appoint a different firm to serve in that capacity for fiscal 2009.

    Representatives of Deloitte will be present at the annual meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.  A synopsis of the fees paid to Deloitte and services provided by it is set forth below.

Independent Registered Public Accounting Firm’s Fees

    Deloitte has advised us that they have billed or will bill us the following amounts for services for each of the last two fiscal years.

Type of Fee	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$409,000	$403,350
Audit-Related Fees(2)	$—	$15,000
Tax Fees(3)	$24,589	$103,019
Total Fees for the Applicable Fiscal Year	$433,589	$521,369

(1)
Audit fees include fees for services performed for the audit of our annual financial statements including services related to Section 404 of the Sarbanes-Oxley Act and review of financial statements included in our Form 10-Q filings, Form 10-K filing and Form S-8 Registration statements, comment letters and services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit-Related Fees include fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements.  This includes the audit of our 401(k) Plan.  These fees are partially paid through 401(k) Plan forfeitures.

(3)	Tax Fees are fees for services performed with respect to tax compliance, tax advice and other tax review.

Pre-approval Policy

    The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent registered public accounting firm and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.  In fiscal 2008, the Audit Committee pre-approved the services reported above as audit-related services and tax fees and Deloitte did not provide any non-audit services during such year.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE, LLP AS OUR AUDITORS FOR FISCAL 2009.

3. APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN

    We have maintained an employee stock purchase plan since 1993.  The purpose of the employee stock purchase plan is to offer an inducement to eligible employees to remain with us by providing them with an opportunity to purchase shares of our stock on favorable terms.  Certain "highly compensated" employees, as defined by the regulations of the Internal Revenue Service, may not participate in the employee stock purchase plan.

    Our current employee stock purchase plan was approved at the annual meeting of shareholders in 2006.  The shares authorized in 2006 will be exhausted in fiscal 2009 if not replenished.

    Believing that we benefit from the employee stock purchase plan, on January 8, 2009, the Board of Directors unanimously adopted the 2009 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to approval by the shareholders at the annual meeting.  The material terms of the Stock Purchase Plan remain substantially the same as those contained in prior plans, except that it makes available for purchase an additional 400,000 shares and the offering period is reduced from a year to a calendar quarter.  We expect the number of shares will be adequate to permit participation by eligible employees through calendar year 2010.

    The Stock Purchase Plan will be administered by the Compensation Committee.  The Compensation Committee is authorized to make determinations with respect to the administration and interpretation of the Stock Purchase Plan, and to make such rules as may be necessary to carry out its provisions.  The Compensation Committee may designate other persons to administer the plan as necessary for the proper administration of the plan.

    Eligibility to participate in the Stock Purchase Plan is limited to those who:

•	Customarily worked at least 20 hours per week during the six-month period prior to the beginning of the calendar year;
•	Have continuously been employed by us for at least six months prior to the beginning of the calendar year; and
•	Are not a "highly compensated employee" within the meaning of Section 414(q) of the Internal Revenue Code.

    Participation in the plan is voluntary, and an eligible employee may elect to participate by authorizing us to withhold from the participant’s compensation a whole even percentage between and including 2%-10% of their post-tax pay and to apply those amounts to purchase shares of our common stock.  A participant may increase, decrease or stop the amount to be deducted from his or her compensation once per year.  Participants may terminate their participation in the plan at any time and receive the cash held in their account.  No participant may purchase in any calendar year more than 1,000 shares, or shares with a fair market value as of the first trading day of the calendar year of more than $10,000.

    A copy of the Stock Purchase Plan is included as Appendix A to this proxy statement and the foregoing discussion is qualified in its entirety by reference to that Appendix. Shareholders are encouraged to read the plan in its entirety.

    See "Plan Benefits" below for a description of certain awards to be made under the plan.

Federal Income Tax Consequences

    The following is a brief summary of certain federal income tax aspects of the shares purchased under the Stock Purchase Plan.  This summary is not intended to be exhaustive and does not describe state or local tax consequences.

    The plan is intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code.  There are no tax deductions available for amounts paid by participants to acquire shares under the plan.  A participant will realize no income upon the purchase of common stock under the plan, and we will not be entitled to any deduction at the time of purchase of the shares.  Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the plan.

    In the event that the shares are sold or otherwise disposed of more than two years after the beginning of the calendar year in which the shares were purchased and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (i) the actual gain or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the calendar year in which such shares were acquired.  Any additional gain will be long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on the disposition will be long-term or short-term capital gain or loss, depending on the holding period.

    We are not entitled to a deduction for amounts taxed to a participant, except to the extent a participant recognizes ordinary income.  In all other cases no deduction is allowed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2009 EMPLOYEE STOCK PURCHASE PLAN.

PLAN BENEFITS

    Participation in the 2009 Employee Stock Purchase Plan will be within the discretion of our eligible employees. As a result, we cannot determine, and therefore have not disclosed, the benefits or amounts that will be awarded in the future under each of the plans. The closing price of our common stock on the record date of February 25, 2009 was $6.36.

    The following table sets forth the benefits and awards received by or allocated to the persons listed below under our previously existing equity incentive plan and employee stock purchase plan for fiscal 2008.  As previously indicated, the benefits and awards to be issued under the 2009 Employee Stock Purchase Plan are not currently determinable and, therefore, the information set forth in this table is not necessarily indicative of the types or amounts of benefits or awards that the persons identified in the table will receive in the future under such plans.

Equity Plan	2008 Equity Incentive Plan	2006 Employee Stock Purchase Plan
Name and Position	Number of Securities Underlying Options Granted	Number of Securities Purchased
NEOs	168,900	—
All current executive officers as a group	70,900	—
All current directors who are not executive officers as a group	—	—
All employees, including all current officers who are not executive officers, as a group	489,920	108,367

SHAREHOLDER PROPOSALS

    Our Bylaws require shareholders to provide advance notice prior to bringing business before an annual meeting or to nominate a candidate for director at the meeting.  To properly bring business or propose a director at the 2010 annual meeting, the shareholder must give written notice to the address on the first page of this proxy statement.  To be timely, a shareholder’s notice must be received on or before December 25, 2009, or in the event that the date of the meeting associated with this notice is changed more than 30 days from April 24, 2009, by a date not later than 120 days prior to April 24, 2010 or 10 calendar days following the date on which public announcement of the date of the meeting is first made.  These procedures apply to any matter that a shareholder wishes to raise at the 2010 annual meeting, other than those raised pursuant to 17 C.F.R. §240.14a-8 of the Rules and Regulations of the Securities and Exchange Commission.  A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by the Board of Directors may confer discretionary authority to vote on such proposal.

PROXY SOLICITATION

    The cost of soliciting proxies pursuant to this proxy statement will be borne by the Company.  The transfer agent and registrar for our common stock, Computershare, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, shareholders or their representatives by directors, officers, and other employees who will receive no additional compensation for this service.

    We request persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and we will reimburse such persons for their reasonable expenses.

ANNUAL REPORT ON FORM 10-K

    We filed our Annual Report on Form 10-K for the fiscal year ended September 24, 2008 with the Securities and Exchange Commission on December 8, 2008.  We filed a Form 10-K/A amending the Form 10-K on January 22, 2009.  Copies of both the Form 10-K and Form 10-K/A are being provided with this Proxy Statement but are not to be considered as part of the proxy solicitation materials or as having been incorporated by reference.  Copies of both reports can also be obtained on our web site (www.steaknshake.com) or from the SEC’s website at www.sec.gov.

OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors has no knowledge of any matters to be presented for consideration at the annual meeting other than those set forth above.  If any other matters should properly come before the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors.

APPENDIX A

THE STEAK N SHAKE COMPANY
2009 EMPLOYEE STOCK PURCHASE PLAN

WITNESSETH:

WHEREAS, The Steak n Shake Company (“Corporation”) desires to provide eligible employees of the Corporation and its subsidiaries interest in the Corporation through the purchase of shares of common stock of the Corporation (“Common Stock”);

WHEREAS, the Corporation desires to offer further inducement to eligible employees to remain as employees by providing a form of additional compensation, for services which the employees have rendered or will hereafter render, through the purchase of Common Stock at a discounted rate.

NOW, THEREFORE, the Corporation hereby establishes this Employee Stock Purchase Plan (the “Plan”) pursuant to the provisions of Section 423 of the Internal Revenue Code of 1986, as amended, as follows:

ARTICLE I
ESTABLISHMENT OF PLAN

    The Plan was approved by the Board of Directors on January 8, 2009 and its implementation is conditioned upon the approval of the holders of a majority of the issued and outstanding Common Stock of the Corporation who are either present or represented and entitled to vote at a meeting of shareholders of the Corporation duly held within twelve (12) months after the date the Plan is adopted by the Board of Directors.

ARTICLE II
DEFINITIONS AND CONSTRUCTION

Section 2.01.   Definitions.  When the initial letter of a word or phrase is capitalized, the meaning of such word or phrase shall be as follows:

(a) “Account” means the record of a Participant’s interest in the Plan, as maintained by the Custodian, consisting of the sum of the Participant’s payroll deductions under the Plan and the number of shares of Common Stock issued to the Participant by the Corporation.

(b) “Board of Directors” means the board of directors of the Corporation as it shall exist from time to time.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee appointed by the Board of Directors under Section 7.01 to administer the Plan.

(e) “Common Stock” means the shares of the Common Stock, $.50 stated value, of the Corporation.  Stock issued hereunder may be authorized and unissued shares or issued shares acquired by the Corporation on the market or otherwise.

(f) “Corporation” means The Steak n Shake Company, an Indiana corporation, and its successors and assigns.

(g) “Custodian” means any party designated by the Board of Directors pursuant to Section 7.02 to act as custodian of the Plan.

(h) “Effective Date” means January 1, 2009.

(i) “Eligible Employee” means any person employed by the Corporation or any of its subsidiaries during the Plan Term except for:

(1) Certain highly compensated employees of the Corporation or any of its subsidiaries as determined by the Board of Directors;

(2) Employees who have been continuously employed for less than six (6) months; or

(3) Employees whose employment averages less than twenty (20) hours per week during the prior six month period.

(j) “Fair Market Value” means the closing sale price of a share of Common Stock as reported on the New York Stock Exchange or if no shares are traded on a particular date, the closing price on the prior trading day.

(k) “Offering Date” means the first business day following the last day in each calendar quarter during the Plan Term in which the Corporation offers Common Stock for purchase hereunder.

(l) “Participant” means an Eligible Employee who (i) authorizes the Corporation to make payroll deductions from the Plan Compensation for the purpose of purchasing Common Stock pursuant to the Plan; (ii) has commenced participation in the Plan pursuant to Section 3.01, and (iii) has not incurred a withdrawal, voluntary or involuntary, pursuant to Article VI.

(m) “Payday” means the date on which an Eligible Employee receives any Plan Compensation.

(n) “Plan” means The Steak n Shake Company 2009 Employee Stock Purchase Plan.

(o) “Plan Compensation” means all cash payments made by the Corporation or any subsidiary to an employee through their respective payroll systems for services as employees, including wages, salary, tip income, incentive compensation and bonuses, but excluding therefrom profit sharing payments, stock incentive program payments and all other fringe benefit payments.

(p) “Plan Term” means the period from January 1, 2009 to and including February 28, 2013.

(q) “Purchase Price” means the price per share of Common Stock for purchase by Participants as defined in Section 5.02.

(r) “Section” means when not preceded by the word “Code,” means a section of this Plan.

Section 2.02.   Construction and Governing Law.

(a)
This Plan shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code.

(b)
This Plan is intended to qualify as an employee stock purchase plan under Code Section 423 and the regulations thereunder.  The provisions of the Plan shall be construed so as to fulfill this intention.

ARTICLE III
PARTICIPATION

Section 3.01.   Participation.

    Any person who is an Eligible Employee as of any Offering Date under the Plan may become a Participant in the Plan for that calendar year by completing and delivering to the Committee such forms as the Committee shall require to authorize payroll deductions and to request participation in the Plan within the time period established by the Committee.

Section 3.02.   Payroll Deductions.

(a)
Payroll deductions for a Participant shall commence on the first Payday of the calendar year after an Eligible Employee becomes a Participant and shall continue for that calendar year and for each calendar year thereafter until the earlier of (i) the termination of the Plan, as provided in Section 8.02, or (ii) the date the Participant suspends his or her payroll deductions pursuant to paragraph (b) of this Section 3.02.  Each Participant shall authorize the Corporation to make deductions from the Participant’s Plan Compensation on each Payday during the calendar year in which he or she is a Participant in the Plan at even rates between and including 2% and 10% of the Participant’s Plan Compensation.

(b)
A Participant may increase, decrease or suspend his or her payroll deduction one time only during each calendar year of participation effective as of any Payday by filing written notice with the Committee at least fourteen (14) days prior to such Payday.  A Participant’s suspension of payroll deductions shall not automatically result in withdrawal from participation in the Plan.  If a Participant, on any scheduled Payday, shall receive no pay or his or her net pay shall be insufficient, after all required deductions, to permit withholding the payroll deduction in full authorized hereunder, the Corporation or its subsidiary shall (i) suspend the deduction, if no pay is received by the Participant, until the next Payday in which Participant’s net pay is sufficient for such withholding, or (ii) if the pay is insufficient for a full deduction hereunder, effect a partial deduction equal to the net pay available for such deduction; provided, however, that no withdrawal shall be deemed to have occurred in either event.  If no deduction or if a partial deduction is effected, no carryover of the balance of the authorized deduction shall occur.

Section 3.03.   Participant’s Account.

    On each Payday, the Corporation or its subsidiary, as the case may be, shall deduct the authorized amount from each Participant’s Plan Compensation and, as soon as administratively reasonable, shall transfer the amount of such deductions to the Custodian.  The Custodian shall credit the Account of each Participant with the amount of the Participant’s payroll deduction under the Plan effective as of the Payday on which it was deducted.  No interest shall be paid on amounts held in a Participant’s Account.

ARTICLE IV
COMMON STOCK

    The shares subject to issuance under this Plan shall be Common Stock.  The total number of shares of Common Stock which may be purchased under this Plan shall not exceed in the aggregate of Four Hundred Thousand (400,000) shares, of which not more than Two Hundred Thousand (200,000) shares of Common Stock shall be issued in any one calendar year during the Plan Term, except as such numbers of shares of Common Stock shall be or have been adjusted in accordance with Sections 5.01(a) and 8.01 of this Plan.  In the event the aggregate number of shares of Common Stock issuable for any calendar year shall exceed Two Hundred Thousand (200,000) shares of Common Stock (adjusted pursuant to Sections 5.01(a) and 8.01 of the Plan), the Committee shall reduce proportionately, disregarding fractions of shares of Common Stock, each Participant’s purchase hereunder for the applicable quarter to the extent necessary so that the aggregate number of shares of Common Stock will not exceed the maximum authorized shares of Common Stock for issuance during the calendar year.  The offerings hereunder shall be increments in each calendar quarter during the Plan Term.  Common Stock required to satisfy purchases pursuant to the Plan shall be provided out of the Corporation’s authorized and unissued shares or treasury shares.

ARTICLE V
PURCHASE OF COMMON STOCK

Section 5.01.   The Offering.

(a)
On each Offering Date, the Corporation shall offer an aggregate of Fifty Thousand (50,000) shares of Common Stock for purchase by Participants during the current calendar quarter pursuant to the terms of the Plan.  The number of shares of Common Stock offered quarterly hereunder shall be increased by the aggregate number of shares of Common Stock, if any, which were offered but not purchased during prior calendar quarters and shall be subject to further adjustment in accordance with Section 8.01 of the Plan.

(b)
Notwithstanding any provision in this Plan to the contrary, no Eligible Employee shall become a Participant in any quarterly offering.  If the Participant owns of record or beneficially, as of the Offering Date, shares in the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Corporation within the meaning of Code Section 423(b)(3).

Section 5.02.   Purchase Price.

    The Purchase Price for Common Stock purchased during each calendar year shall be equal to 85% of the Fair Market Value per share of the Common Stock on the last trading day of Common Stock of each of the Company’s calendar quarters in which the quarterly offering is made.

Section 5.03.   Purchase of Common Stock; Limitations.

(a)
Within ten (10) days following the end of each fiscal quarter during the Plan Term, the Committee shall determine the Purchase Price per share of Common Stock in accordance with Section 5.02 herein.  Each Participant during the prior fiscal quarter shall thereupon automatically purchase from the Corporation and the Corporation, upon payment of the purchase price by the Custodian, shall cause to be issued to the Participant, as promptly as administratively possible, that whole number of shares of Common Stock which such Participant’s Account shall enable such Participant to purchase at the Purchase Price.  No fractional shares shall be issued and the Participant shall receive in cash the balance of his or her Account after purchase of the whole number of shares of Common Stock hereunder or, if the Participant’s authorization for deduction continues for the next calendar quarter, the balance of the Account shall carryover to the next calendar year.

(b)
No Eligible Employee may purchase annually more than 1,000 shares of Common Stock, or Common Stock having a fair market value as of each Offering Date in excess of Ten Thousand Dollars ($10,000), whichever is less.

(c)
A Participant shall have no interest in, or rights as a shareholder with respect to, Common Stock subject to purchase under this Plan until such shares of Common Stock have been issued to the Participant.

ARTICLE VI
WITHDRAWAL

Section 6.01.   Voluntary Withdrawal.

    A Participant may withdraw from participation in the Plan as of any Payday by delivering written notice to the Committee at least fourteen (14) days prior to such Payday. The Committee shall promptly notify the Custodian of the withdrawal of any Participant. As soon as administratively reasonable after the effective date of a Participant’s withdrawal from the Plan, the balance of the Participant’s Account shall be paid to him or her in cash.  A Participant’s withdrawal from participation in the Plan shall not prevent his or her further participation in the Plan in any succeeding calendar year during the Plan Term.  Any Eligible Employee who withdraws from the Plan shall be entitled to resume payroll deductions and become a Participant as of the next annual enrollment period, as provided in Section 3.01.

Section 6.02. Involuntary Withdrawal.

    Upon termination of a Participant’s employment with the Corporation or its subsidiaries for any reason, including resignation, discharge, disability or retirement, the balance of the Participant’s Account shall be paid to the Participant or, in the case of the Participant’s death, to the Participant’s beneficiary as provided in Section 6.04. The Corporation or the Custodian shall pay such amount as soon as administratively reasonable after the Committee has received notification of such termination of employment.

Section 6.03. Interest.

    No payroll deductions or Account balances paid to a Participant who withdraws from participation in the Plan for any reason, voluntary or involuntary, or paid to any beneficiary in accordance with Section 6.04, shall be credited with interest.

Section 6.04. Participant’s Beneficiary.

(a)
A Participant may file with the Committee a written designation of a beneficiary who is to receive any Common Stock or cash credited to the Participant’s Account under the Plan in the event of the Participant’s death.  Such designation of beneficiary may be changed by the Participant at any time by written notice to the Committee.

(b)
Upon the death of a Participant, and on receipt by the Committee of reasonable proof of the identity and existence of the Participant’s designated beneficiary, the Committee shall cause delivery of the shares or cash as provided in Section 6.04(a), if any, to such beneficiary as soon as administratively reasonable.  If a Participant dies without a surviving designated beneficiary, the Committee shall cause delivery of such shares or cash to the estate or a representative of the estate of the Participant.

(c)
No designated beneficiary and no heir or beneficiary of the estate of a deceased Participant shall acquire any interest in the Common Stock or cash credited to the Participant’s Account under the Plan prior to the death of the Participant.

ARTICLE VII
PLAN ADMINISTRATION

Section 7.01.   Administrative Committee

(a)	The Plan shall be administered, at the expense of the Corporation, by the Compensation Committee.

(b)
The Compensation Committee shall be vested with full authority to make, administer and interpret such rules and regulations as it deems necessary to administer the Plan.  Any determination, construction, interpretation, administration, or application of the Plan by the Committee shall be final, conclusive and binding on all Participants, beneficiaries and any and all other persons claiming under or through any Participant.

Section 7.02.   Custodian.

(a)	The Board of Directors, in its sole discretion, shall appoint a Custodian. The Custodian may be removed by the Board of Directors at any time.

(b)
The Custodian shall keep or cause to be kept accurate and detailed accounts of all contributions, receipts, disbursements and transfers of shares of Common Stock under the Plan, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors or the Committee.

Section 7.03.   Custodian.

    The Custodian shall maintain complete and accurate records of the number of shares in each Participant’s Account and shall deliver certificates representing such shares to the Participant annually upon receipt of a written request therefor from the Committee. The Certificates for shares of Common Stock to be delivered to Participants under the Plan shall be registered in the name of the Participant, or, if the Participant so directs by written notice delivered to the Committee at least ten (10) days prior to the end of the calendar year, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.  The Committee shall timely notify the Custodian of its receipt of any such written notice.

Section 7.04.   Transferability.

    Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase or receipt of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, except with respect to the death of the Participant as provided in Sections 6.02 and 6.04.  Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Committee, in its sole discretion, may treat such act as an election to withdraw from the Plan in accordance with Section 6.01.

Section 7.05.   Separate Accounting for Payroll Deductions.

    No payroll deductions received or held by the Corporation or the Custodian under this Plan may be used by the Corporation or the Custodian for any corporate purpose, and the Corporation and Custodian shall separately account for such payroll deductions.

Section 7.06.   Only Employees Eligible to Participate.

    Notwithstanding any other provision of the Plan, to be eligible to purchase Common Stock hereunder, a Participant shall be an employee at all times during the six (6) months prior to the Offering Date, and must remain an employee at all times during the calendar year of participation in the Plan.

Section 7.07.   Equal Rights and Privileges.

    Notwithstanding any other provision of the Plan, all Eligible Employees shall have the same rights and privileges under the Plan, as required by Code Section 423 and the regulations thereunder, and the Committee shall administer the Plan and interpret and apply the provisions of the Plan accordingly.

Section 7.08.   Claims Procedures.

(a)
Any person who believes that he or she is entitled to any benefits under this Plan shall present such claim in writing to the Committee.  The Committee shall within sixty (60) days provide adequate notice in writing to any claimant as to the decision on any such claim.  If such claim has been denied, in whole or in part, such notice shall set forth: (i) the specific reasons for such denial; (ii) specific reference to any pertinent provisions of the Plan on which denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the Plan’s review procedure.  Such notice shall be written in a manner calculated to be understood by the claimant.  Within sixty (60) days after receipt by the claimant of the notification of denial, the claimant shall have the right to present a written appeal to the Committee.  If such appeal is not filed within said sixty (60) day period, the decision of the Committee shall be final and binding.  The Committee shall act as a fiduciary in making a full and fair review of such denial.  The claimant or his or her duly authorized representative may review any Plan documents which are pertinent to the claim and may submit issues and comments to the Committee in writing.

(b)
A decision by the Committee shall be made promptly, and in any event not later than sixty (60) days after its receipt of the appeal; provided, however, if the Committee decides that a hearing at which the claimant or his or her duly authorized representative may be present is necessary, and such a hearing is held, such decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after its receipt of the appeal.  Any such decision of the Committee shall be in writing and provide adequate notice to the claimant setting forth the specific reasons for any denial and written in a manner calculated to be understood by the claimant.  Any such decision by the Committee shall be final.

ARTICLE VIII
ADJUSTMENT OF STOCK, AMENDMENT AND TERMINATION

Section 8.01.   Adjustment of Stock.

    In the event of a stock dividend, spinoff, stock split or combination of shares, recapitalization or merger in which the Corporation is the surviving corporation or other change in the Corporation’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or preferred stock of the Corporation), the number and kind of shares of stock or securities of the Corporation to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

    If the Corporation is a party to a consolidation or a merger in which the Corporation is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Corporation’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Corporation’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

    Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

Section 8.02.   Amendment and Termination.

(a)
The Board of Directors of the Company may from time to time, alter, amend, suspend, or discontinue the Plan in any way which shall not adversely affect the rights of Participants hereunder; provided, however, that the Board of Directors may not, without approval by the holders of a majority of the issued and outstanding shares of the Common Stock:

(1)	increase the maximum number of shares of Common Stock which may be issued under the Plan (other than to reflect adjustment permitted under Section 8.01 hereof);

(2)	change the class of shares which may be issued under the Plan;

(3)	change the designation of the persons or class of persons eligible to receive Common Stock under the Plan (except as permitted under Section 2.01(i)(l) hereof); or

(4)	change the provision of Section 5.02 concerning the Purchase Price.

(b)
Unless earlier terminated by the Board of Directors pursuant to paragraph (a) of this Section 8.02, this Plan will terminate on the earlier of: (i) February 28, 2011, or (ii) the date on which the authorized remaining Common Stock reserved for this Plan are not sufficient to enable each Participant on such date to purchase at least one share of Common Stock.  No purchases of Common Stock shall be made after the termination of the Plan.  Upon termination of the Plan, all accounts in a Participant’s account that are not used to purchase stock shall be refunded.

ARTICLE IX
MISCELLANEOUS

Section 9.01.   Notices.

    All notices or other communications by a Participant to the Committee under or in connection with the Plan shall be deemed to have been duly given when received by the Director of Benefits of the Corporation or when received in the form and at the location or by the person specified by the Committee. Any notices or other communications by the Committee to a Participant under or in connection with the Plan shall be deemed to have been duly given when mailed by the Committee to the address of the Participant on the business records of the Corporation or its subsidiaries.

Section 9.02.   No Right To Continued Employment.

    Neither enrollment in the Plan, the purchase of Common Stock hereunder, nor participation otherwise in the Plan shall impose any obligation on the Corporation or any subsidiary to continue to employ any person.

Section 9.03.   Prior Plans.

    Should this Plan be approved by the Company’s shareholders the Company shall not make any additional awards under the 2006 Employee Stock Purchase Plan and those Participants with account balances under the 2006 Plan shall have their balances transferred to the 2009 Plan.

Section 9.04.   Governing Law.

    This Plan shall be governed by the laws of the state of Indiana.

THE STEAK N SHAKE COMPANY
        36  SOUTH PENNSYLVANIA STREET
500 CENTURY BUILDING
INDIANAPOLIS, IN 46204

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M13139-Z48961-Z48955

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THE STEAK N SHAKE COMPANY

A Proposals — The Board of Directors recommendsa vote FORall thenominees listed and FOR Proposals 2and 3.

000

Vote On Directors

1.                 Election of Directors

Nominees:

01) Sardar Biglari
02)   Philip Cooley
03)   Ruth J. Person
04)   William J. Regan, Jr.
05)   John W. Ryan

To  withhold  authority  to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

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Vote On Proposals

2.	PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2009.

3.                PROPOSAL TO APPROVE THE COMPANY'S 2009  EMPLOYEE STOCK PURCHASE PLAN, AS APPROVED BY THE BOARD OF DIRECTORS.

4.	THE PROXIES ARE AUTHORIZED TO VOTE, IN THEIR DISCRETION, ON MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING TO THE EXTENT SET FORTH IN THE PROXY STATEMENT.

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000

000

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00

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M13140-Z48961-Z48955

Proxy— TheSteakN Shake Company

ANNUALMEETING OF SHAREHOLDERS

THIS PROXY ISSOLICITED ONBEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Theundersigned appoints Sardar Biglari and Philip Cooley and each of them, theproxies of the undersigned with full power of substitution, to vote all shares of common stock of The Steak N Shake Company, which the undersignedis entitled to voteat the Annual Meetingof Shareholders tobe heldonApril 24, 2009, oratanyadjournment  thereof, as indicated on the reverse side.

THIS PROXY, WHEN PROPERLYEXECUTED, WILL BE VOTEDINTHE MANNER DIRECTED HEREIN BYTHE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONIS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND3.

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